Dated 20 October, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Incorporated in Delaware, U.S.A.)

Binomial BioPharm Group Limited
Hong Kong Wisdom Fortune Medicine Holding Group Limited
Hong Kong Celestial Asia Pharmaceutical Investment Group Limited
Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Limited
(The Corporate Guarantors)

Mr Yin Yun-lu
(The Individual Guarantor)

BOND INSTRUMENT
relating to
Redeemable Convertible Bonds in the aggregate principal amount of
US$5,000,000
in registered form and convertible into shares in the common stock in the capital of
GLOBAL PHARM HOLDINGS GROUP, INC.

Roome Puhar
in association with
Bingham McCutchen LLP
Suites 4901-4904
One Exchange Square
8 Connaught Place
Central Hong Kong

TABLE OF CONTENTS

		Page

1.	DEFINITIONS	1
2.	ISSUE OF THE BOND	7
3.	GUARANTEE AND INDEMNITY	7
4.	AMOUNT AND STATUS OF THE BONDS	9
5.	PRINICIPAL AND INTEREST	10
6.	BOND CERTIFICATES	10
7.	CONVERSION	10
8.	ADJUSTMENTS	11
9.	COVENANTS AND UNDERTAKINGS	18
10.	EVENTS OF DEFAULT	20
11.	REDEMPTION AND CANCELLATION	22
12.	NEGATIVE PLEDGE	23
13.	TRANSFER AND REGISTER	23
14.	CONSOLIDATION, AMALGAMATION, AND MERGER	26
15.	CURRENCY INDEMNITY	26
16.	MODIFICATIONS/WAIVERS/SEVERABILITY	27
17.	SUIT BY AND MEETINGS OF BONDHOLDERS	27
18.	GOVERNING LAW	28
SCHEDULE TO THE BOND INSTRUMENT		31
TERMS AND CONDITIONS OF THE BONDS		1
ANNEXURE I FORM OF TRANSFER		19
ANNEXURE II CONVERSION NOTICE		21
ANNEXURE III PROVISIONS FOR MEETINGS OF BONDHOLDERS		23
EXECUTION		27
EXECUTION		28
EXECUTION		29
EXECUTION		30
EXECUTION		31
EXECUTION		32

i

THIS BOND INSTRUMENT is executed by way of Deed Poll on 20 October, 2011 by (i) GLOBAL PHARM HOLDINGS GROUP, INC. (the “Company”), a company incorporated in Delaware, the U.S.A., under number 4299435 having its registered office at 2711 Centerville Rd., Ste. 400, Wilmington, DE and principal place of business at Room 2503-2505, New World Center, No. 6009 Yitian Road, Futian District, Shenzhen, the PRC; (ii) Binomial BioPharm Group Limited, a company incorporated in Hong Kong under number 1371487 having its registered office at Flat E, 4/F, Valiant Industrial Centre, 2-12 Au Pui Wan Street, Fotan, Shatin, N.T., Hong Kong; (iii) Hong Kong Wisdom Fortune Medicine Holding Group Limited, a company incorporated in Hong Kong under number 1259741 having its registered office at 2801 Yat Hei House, Tung Hei Court, 38 Yiu Hing Road, Hong Kong; (iv) Hong Kong Celestial Asia Pharmaceutical Investment Group Limited, a company incorporated in Hong Kong under number 1365806 having its registered office at Room 905, Workingberg Commercial Building, 41-47 Marble Road, Hong Kong; and (v) Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Limited, a company incorporated in Hong Kong under number 1300465 having its registered office at Flat 704, 7/F Bright Way Tower, 33 Mongkok Road, Kowloon, Hong Kong (Binomial BioPharm Group Limited, Hong Kong Wisdom Fortune Medicine Holding Group Limited, Hong Kong Celestial Asia Pharmaceutical Investment Group Limited and Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Limited together as the “Corporate Guarantors”, each as a “Corporate Guarantor”), and Mr Yin Yun-lu, a citizen of the People’s Republic of China with passport number G54056922 of Room 2503-2505 New World Center, No.6009 Yitian Road, Futian District, Shenzhen, the PRC, the major Shareholder of the Company, who guarantees each of the obligations of the Company in respect of the Bonds (the “Individual Guarantor” and the “Chargor”; and, the Individual Guarantor together with the Corporate Guarantors, the “Guarantors”).

NOW THIS BOND INSTRUMENT WITNESSES and the Company and each of the Guarantors hereby declare as follows:

1.	DEFINITIONS

1.1	In this Bond Instrument (including the Recitals), the following expressions shall, unless the context otherwise requires, have the following meanings:

“Assignment Agreement”	an agreement between the Company and Blazer Delight Limited in respect of the assignment of intercompany loans owing to the Company from all of its Subsidiaries

“Blazer Delight Limited”	a company incorporated under the laws of the British Virgin Islands and having its registered office at Sea Meadow House, Blackburne Highway, (P.O. Box 116), Road Town, Tortola, British Virgin Islands

“Bondholder”	a holder or holder(s) in whose name all or any part or number of the Bonds is or are registered in the Register, and “holder” in relation to the Bonds shall have the corresponding meaning

“Bonds”
zero interest convertible bonds in registered form in the aggregate principal amount of US$5,000,000 constituted by this Bond Instrument and for the time being outstanding or, as the context may require, any number or amount of such bonds

“Bond Instrument”
this instrument, the schedule (as the same from time to time may be altered in accordance with this Bond Instrument) and any other document executed in accordance with this instrument (as the same from time to time may be so altered) and expressed to be supplemental to this Bond Instrument

“Bond Security”	the security provided in respect of the Bonds pursuant to the Share Charge and the Assignment Agreement

“Business Day”	any day (excluding a Saturday and Sunday) on which banks in the United States, Hong Kong and the PRC are open for business throughout their normal business hours

“Capital Stock”	with respect to any Person, any and all shares, ownership interests, participation or other equivalents (however designated), including all common stock and all preferred stock, of such Person

“Certificate”	a certificate in or substantially in the form set out in the Schedule issued in the name of the Bondholder in respect of its registered holdings of the Bonds

“Change of Control”	occurs when:

(1)          any Person or Persons acting together acquires Control of the Company if such Person or Persons does not or do not have, and would not be deemed to have, Control of the Company on the date of this Bond Instrument; or

(2) the Company consolidates with or merges into or sells or transfers all or substantially all of the Company’s assets to any other Person; or

(3)          one or more other Persons acquires the legal or beneficial ownership of all or substantially all of the Company’s total issued and outstanding Capital Stock, including, without limitation, a reverse-merger or takeover involving a NASDAQ-listed or to-be-listed (other listed or quoted or to-be-listed or quoted) acquiror

“Chargor”	the Individual Guarantor

“Conditions”
terms and conditions endorsed on the Bonds in definitive form as they may from time to time be modified in accordance with their provisions and/or of this Bond Instrument, and reference in this Bond Instrument to a particular numbered Condition shall be construed accordingly

“Control”
means the acquisition or control of more than 50 per cent of the voting rights of the issued share capital of the Company or the right to appoint and/or remove all or the majority of the members of the Company’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise

“Conversion Date”	has the meaning assigned in Condition 6(D)

“Conversion Period”	subject to conditions as set out in Clause 7 and Condition 6(A), the period commencing from the date of issue of the Bonds up to 4:00 p.m. (Hong Kong time) on the Maturity Date

“Conversion Price”	the conversion price per Share determined in accordance with Clause 7.4, subject to adjustment in accordance with Clause 8

“Conversion Rights”
the rights of the Bondholders to convert the principal amount outstanding under the Bonds registered in their names into Shares subject to the terms and conditions of this Bond Instrument and the Conditions

“Conversion Share(s)”	Share(s) to be allotted and issued upon an exercise of the Conversion Rights

“Finance Documents”
means this Bond Instrument, the Initial Bond Instrument, the Bonds, the Initial Bonds, the Investor Rights Deed, the Subscription Agreement, the Individual Guarantee, the Assignment Agreement and the Share Charge

“Hong Kong”	The Hong Kong Special Administrative Region of the PRC

“Individual Guarantee”	the guarantee entered into between the Individual Guarantor and Blazer Delight Limited dated 21 September 2011

“Initial Bond”	zero interest convertible bonds in registered form in the aggregate principal amount of US$10,000,000 constituted by the Initial Bond Instrument

“Initial Bond Instrument”	the bond instrument executed by the Company on 21 September 2011 for the Inital Bonds

“Investor Rights Deed”	the investor rights deed entered into among the Company, Mr. Yin Yun-lu and Blazer Delight Limited dated 21 September 2011

“Liquidity Event”	(i) a Qualified IPO; or

(ii) a Change of Control

“Maturity Date”	the second anniversary of the date of issue of the Bond

“NASDAQ”	the stock market operated by the National Association of Securities Dealers Automated Quotations

“Obligors”	means, collectively, the Corporate Guarantors and the Individual Guarantor and each of the foregoing is an “Obligor”

“OTCBB”
Over-the-Counter Bulletin Board, an electronic quotation service regulated by the U.S.A. National Association of Securities Dealers, Inc. that provides real-time quotes for over-the-counter equity securities

“Ordinary Resolution”	has the meaning set out in paragraph 17 of Annexure III of Schedule

“outstanding”	the Bonds issued other than:

(a) those which have been redeemed or in respect of which Conversion Rights have been exercised or which have been cancelled in accordance with the Conditions;

(b) those in respect of which the redemption moneys have been duly paid to the Bondholders or on their behalf;

(c) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds pursuant to Condition 12;

(d)              (for the purpose only of determining the amount of the Bonds that is outstanding and without prejudice to their status for any other purpose) the Bonds alleged to have been lost, stolen or destroyed and in respect of which replacement Bonds have been issued pursuant to Condition 12;

(e) those which have been cancelled as provided in Condition 9; and

(f) those held by any Obligor or any nominee of any Obligor

“PRC”	the People’s Republic of China

“Qualified IPO” or “QIPO”
the approval of the listing of all the issued Shares on the New York Stock Exchange or NASDAQ when a registration statement covering all issued Shares to be sold in the offering has been declared effective

“Person”
means any individual, limited liability company, corporation, company, firm, partnership, joint venture, tribunal, undertaking, association, organization, trust, government or political subdivision or agency or instrumentality thereof or any other entity or organization, in each case whether or not being a separate legal entity;

provided, however, in relation to Clause 7.6 and Condition 6(D)(ii) that “Person” shall not include (a) the Company’s board of directors or any other governing board or (b) the Company’s majority-owned direct or indirect subsidiaries

“Register”	the register of the Bondholders required to be maintained pursuant to Clause 13

“Shareholders”	holders of the Shares

“Shares”
shares of the common stock of par value US$0.001 each in the capital of the Company or shares of any class or classes resulting from any sub-division, consolidation or re-classification of such shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or distribution of the Company

“Share Charge”	means the share charge entered into between the Chargor and Blazer Delight Limited dated 21 September 2011

“Specified Office”	the office in Hong Kong specified at the back of the Certificate or any other office notified to the Bondholder pursuant to Condition 13

“Subscription Agreement”	the subscription agreement dated 19 September 2011 and entered into between Blazer Delight Limited as purchaser and the Company in relation to the subscription of the Bonds

“Subsidiaries”
means any entity which is under the direct or indirect Control of the Company, including without limitation Global Pharm Enterprise Group Limited, Binomial BioPharm Group Limited, Hong Kong Wisdom Fortune Medicine Holding Group Limited, Anhui Xuelingxian Pharmaceutical Co., Ltd., Tonghua Tongdetang Pharmaceutical & Medicinal Material Co., Ltd., Shandong Global Pharm Co., Ltd., Bozhou Xinghe Pharmaceutical Co., Ltd., Tai’an Global Pharm Co., Ltd., Zibo Global Pharm Co., Anhui Sino-Green TCM Tech Development Co., Ltd., Shandong Sino-Green TCM Tech Development Co., Ltd., Quantum Magic Integrator Capital Co., Ltd., Pacific Asia Pharm Investment Group Co., Ltd. and any other subsidiaries acquired or incorporated by the Company from time to time

“US$” and “US dollars”	means the lawful currency for the time being of the U.S.A.

1.2           In this Bond Instrument, and unless the context otherwise requires:

(a)	references to Recitals, Clauses, Sub-clauses and Schedule are to the recitals, clauses and sub-clauses of and the schedule to this Bond Instrument;

(b)	reference to a Sub-clause is, unless otherwise stated, to the sub-clause of the Clause in which the reference appears;

(c)	reference to a paragraph is to the paragraph of the Schedule in which the reference appears;

(d)	the Schedule forms part of this Bond Instrument;

(e)
reference to any ordinance, legislation, regulation or other statutory provision in this Bond Instrument includes reference to such ordinance or legislation or regulation or provision as modified, consolidated or re-enacted from time to time (except to the extent where any such modification, consolidation or re-enactment increases the liability of any party to this Bond Instrument);

(f)
words denoting the singular include the plural and vice versa, words denoting one gender include both genders and the neuter and words denoting persons include corporations and, in each case, vice versa; and

(g)	headings, the index page and underlining are for ease of reference only and do not form part of this Bond Instrument.

1.3
If at any time any provision of this Bond Instrument is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Bond Instrument nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

1.4
For the purposes of the other Finance Documents and without prejudice to the rights of the Bondholders and the obligations of the Obligors contained herein, these Bonds shall be contrued as the Additonal Bonds (as such term is defined in the Initial Bond Instrument) and this Bond Instrument shall be construed as the Additional Bond Instrument (as such term is defined in the Initial Bond Instrument)

2.	ISSUE OF THE BOND

Subject to the satisfaction of the conditions precedent set out in Clause 4 of the Subscription Agreement being fulfilled or waived as provided therein, on or before the time specified in such clause (or such later time and date as the parties thereto shall agree in writing), the Company shall issue the Bonds in accordance with the terms of this Bond Instrument and the Subscription Agreement.

3.	GUARANTEE AND INDEMNITY

3.1	Guarantee

Each of the Corporate Guarantors hereby unconditionally and irrevocably guarantees to the Bondholder payment of all sums expressed to be payable by the Company under this Bond Instrument or in respect of the Bonds, as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of this Bond Instrument and the Bonds (the “Guarantee”).  In case of the failure of the Company to pay any such sum as and when the same shall become due and payable, each of the Corporate Guarantors hereby agrees as a joint and several obligation to cause such payment to be made as and when the same becomes due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, as if such payment were made by the Company.

3.2	Guarantor as principal debtor

Each of the Corporate Guarantors agrees, as an independent primary obligation, that it shall pay to the Bondholder on demand sums sufficient to indemnify the Bondholder against any loss sustained by the Bondholder by reason of the non payment as and when the same shall become due and payable of any sum expressed to be payable by the Company under this Bond Instrument or in respect of the Bonds, whether by reason of any of the obligations expressed to be assumed by the Company in this Bond Instrument or the Bonds being or becoming void, voidable or unenforceable for any reason, whether or not known to the Bondholder or for any other reason whatsoever.

3.3	Unconditional payment

If the Company defaults in the payment of any sum expressed to be payable by the Company under this Bond Instrument or in respect of the Bonds as and when the same shall become due and payable, each of the Corporate Guarantors shall forthwith unconditionally pay or procure to be paid to or to the order of the Bondholder in immediately available, freely transferable funds the amount in respect of which such default has been made.

3.4	Unconditional obligation

Each of the Corporate Guarantors agree that each of their obligations hereunder shall be joint and several, unconditional, irrespective of the validity, regularity or enforceability of this Bond Instrument or any Bond, or any change in or amendment hereto or thereto (however fundamental), the absence of any demand in respect of or action to enforce the same, any waiver or consent by any Bondholder with respect to any provision of this Bond Instrument or the Bonds, the obtaining of any judgment against the Company or any of the Corporate Guarantors or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

3.5	Each Corporate Guarantor's obligations continuing

Each of the Corporate Guarantors waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Bonds or the indebtedness evidenced thereby and all demands whatsoever.  Each of the Corporate Guarantors agrees that the guarantee and indemnity contained in this Clause 3 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal or otherwise in respect of the Bonds or under this Bond Instrument shall have been paid in full and that the Corporate Guarantors shall not be discharged by anything other than a complete performance of the obligations contained in this Bond Instrument and the Bonds.

3.6	Subrogation of the Corporate Guarantors' rights

Each of the Corporate Guarantors shall be subrogated to all rights of the Bondholder against the Company or each of the Corporate Guarantors in respect of any amounts paid by each of the Corporate Guarantors pursuant hereto; provided that the Corporate Guarantors shall not without the consent of the Bondholder be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Company or the Corporate Guarantors in respect of, such right of subrogation until such time as the principal of all outstanding Bonds and all other amounts due under this Bond Instrument and the Bonds have been paid in full.  Furthermore, until such time as aforesaid the Corporate Guarantors shall not take any security or counter indemnity from the Company in respect of its obligations under this Clause 3. If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Company, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by each of the Corporate Guarantors before payment in full of all amounts payable under these presents shall have been made to the Bondholder, such payment or distribution shall be received by each of the Corporate Guarantors on trust to pay the same over immediately to the Bondholder to satisfy the payment obligations of the Company under this Bond Instrument or the Bonds.

3.7	Repayment to the Company

If any payment received by the Bondholder pursuant to the provisions of this Bond Instrument or the Bonds shall, on the subsequent bankruptcy, insolvency, corporate reorganisation or other similar event affecting the Company, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of the Corporate Guarantors whether as guarantors, principal debtors or indemnifiers and the guarantee and indemnity contained in this Clause 3 shall continue to apply as if such payment had at all times remained owing by the Company and the Corporate Guarantors shall indemnify and keep indemnified the Bondholder on the terms of the guarantee and indemnity contained in this Clause.

3.8	Ranking of the Guarantee

The Guarantee of the Corporate Guarantors constitutes a direct, general and unconditional obligation of each of the Corporate Guarantors which will at all times rank at least pari passu with all other present and future direct, general and unconditional obligations of each of the Corporate Guarantors, save for such obligations as may be preferred by provisions of law.

4.	AMOUNT AND STATUS OF THE BONDS

The principal amount of the Bonds shall be US$5,000,000 (Five Million US Dollars).  The Bonds constitute direct, unconditional, unsubordinated, guaranteed and secured obligations of the Company and shall at all times rank pari passu and without any preference among themselves.  The Bonds are issued with the benefit of the Bond Security.  The payment obligations of the Company under the Bonds shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all its other present and direct, unconditional, unsubordinated, guaranteed and secured obligations.  No application will be made for the listing of the Bonds.

5.	PRINICIPAL AND INTEREST

The outstanding aggregate principal amount of the Bonds shall be repaid by the Company to the Bondholders at 12:00 noon Hong Kong time on the Maturity Date, to the bank account(s) nominated in writing by the Bondholders to the Company at least three (3) Business Days before such due time for payment. The Bonds do not bear any interest.

6.	BOND CERTIFICATES

6.1
On issue of the Bonds, the Bondholders will be entitled to definitive Certificates with Conditions in or substantially in the form set out in the Schedule.  Upon a subsequent assignment or transfer of the Bonds, the Company will issue new definitive Certificate(s) for the assignee or transferee Bondholder(s).

6.2
The definitive Certificates will be signed manually or in facsimile by two Directors or by a director and the secretary of the Company, each of the Corporate Guarantors, and signed manually or in facsimile by the Individual Guarantor.

6.3
Issue and delivery of the Bonds shall be completed on the issue and delivery of the Certificate to the Bondholder (or its representative) by, or by the order of, the Company and completion of the Register by or on behalf of the Company.  The Company will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in respect of the creation and original issue of the Bonds and the execution or delivery of this Bond Instrument.

6.4
The Company hereby covenants to and with the Bondholders that it will comply with and perform and observe all the provisions of this Bond Instrument and the Conditions which are expressed to be binding on it.  The Conditions shall be binding on the Company and the Bondholders.

7.	CONVERSION

7.1	The holder of each Bond will have the right, immediately after the issue of the Bonds, subject to Clause 7.2, to convert such Bonds into unencumbered Shares, credited as fully paid.

7.2
The Bondholders shall, subject to compliance with the procedures set out in the Conditions, have the right at any time during the Conversion Period to convert the whole or part of the outstanding principal amount of the Bonds registered in their respective name into Shares provided further that any conversion shall be made in amounts of not less than a whole multiple of US$50,000 on each conversion save that if at any time the aggregate outstanding principal amount of the Bonds is less than US$50,000, the whole (but not part only) of the outstanding principal amount of the Bonds may be converted.

7.3
The number of Conversion Shares to be issued on each conversion will be determined by dividing the principal amount specified in the Conversion Notice by the Conversion Price applicable on the Conversion Date.  Fractions of Shares will not be issued on conversion and the amount representing such fraction will be retained by the Company and no payment will be made to the Bondholder in respect of such fraction, provided always that for the purpose of determining whether any (and if so what) fraction of a share arises, if the Conversion Right represented by a Certificate and any one or more other Certificates are exercised on the same Conversion Date by the Bondholder, then the Conversion Rights represented by the Bonds shall be aggregated.

7.4	Subject to adjustments as hereafter described in Clause 8, the Conversion Price for the Bonds shall be US$5.00 per Conversion Share.

7.5	The Company shall be responsible for determining the number of Conversion Shares falling to be issued on a conversion.

7.6	Notwithstanding anything to the contrary herein, in accordance with Condition 6(D)(ii) the Bonds shall be mandatorily converted upon the completion of a Liquidity Event.

8.	ADJUSTMENTS

(a)
Subject as hereinafter provided, the Conversion Price shall from time to time be adjusted in accordance with the following relevant provisions and so that if the event giving rise to any such adjustment shall be such as would be capable of falling within more than one of sub-paragraphs (i) to (vii) inclusive of this Sub-clause (a) it shall fall within the first of the applicable paragraphs to the exclusion of the remaining paragraphs:

(i)
If and whenever the Shares by reason of any consolidation or sub division become of a different nominal amount, the Conversion Price in force immediately prior thereto shall be adjusted by multiplying it by the revised nominal amount and dividing the result by the former nominal amount.  Each such adjustment shall be effective from the close of business in the New Yok City, U.S. on the day immediately preceding the date on which the consolidation or sub-division becomes effective.

(ii)
If and whenever the Company shall issue (other than in lieu of a cash dividend) any Shares credited as fully paid by way of capitalisation of profits or reserves (including any share premium account or capital redemption reserve fund), the Conversion Price in force immediately prior to such issue shall be adjusted by multiplying it by the aggregate nominal amount of the issued Shares immediately before such issue and dividing the result by the sum of such aggregate nominal amount and the aggregate nominal amount of the Shares issued in such capitalisation.  Each such adjustment shall be effective (if appropriate retroactively) from the commencement of the day next following the record date for such issue.

(iii)
If and whenever the Company shall make any Capital Distribution (as defined in Sub-clause (b)) to holders (in their capacity as such) of Shares (whether on a reduction of capital or otherwise) or shall grant to such holders rights to acquire for cash assets of the Company or any of its subsidiaries, the Conversion Price in force immediately prior to such distribution or grant shall be reduced by multiplying it by the following fraction:

A – B
A

where:

A =
the market price (as defined in Sub-clause (b)) on the date on which the Capital Distribution or, as the case may be, the grant is publicly announced or (failing any such announcement) the date next preceding the date of the Capital Distribution or, as the case may be, of the grant; and

B =
the fair market value on the day of such announcement or (as the case may require) the next preceding day, as determined in good faith by an approved merchant bank (as defined in Sub-clause (b)) or the auditors of the Company for the time being, of the portion of the Capital Distribution or of such rights which is attributable to one Share,

Provided that:

(aa)
if in the opinion of the relevant approved merchant bank or the auditors of the Company for the time being, the use of the fair market value as aforesaid produces a result which is significantly inequitable, it may instead determine (and in such event the above formula shall be construed as if B meant) the amount of the said market price which should properly be attributed to the value of the Capital Distribution or rights; and

(bb)	the provisions of this sub-paragraph (iii) shall not apply in relation to the issue of Shares paid out of profits or reserves and issued in lieu of a cash dividend.

Each such adjustment shall be effective (if appropriate retroactively) from the commencement of the day next following the record date for the Capital Distribution or the grant.

(iv)
If and whenever the Company shall offer to holders of Shares new Shares for subscription by way of rights, or shall grant to holders of Shares any options or warrants to subscribe for new Shares, at a price which is less than 95 per cent.  of the market price at the date of the announcement (as defined in Sub-clause (b)) of the terms of the offer or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of the announcement of such offer or grant by a fraction of which the numerator is the number of Shares in issue immediately before the date of such announcement plus the number of Shares which the aggregate of the amount (if any) payable for the rights, options or warrants and of the amount payable for the total number of new Shares comprised therein would purchase at such market price and the denominator is the number of Shares in issue immediately before the date of such announcement plus the aggregate number of Shares offered for subscription or comprised in the options or warrants (such adjustment to become effective (if appropriate retroactively) from the commencement of the day next following the record date for the offer or grant).

(v)	(aa)
If and whenever the Company shall issue wholly for cash any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares, and the total Effective Consideration per Share (as defined below) initially receivable for such securities is less than 95 per cent.  of the market price at the date of the announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the issue by a fraction of which the numerator is the number of Shares in issue immediately before the date of the issue plus the number of Shares which the total Effective Consideration receivable for the securities issued would purchase at such market price and the denominator is the number of Shares in issue immediately before the date of the issue plus the number of Shares to be issued upon conversion or exchange of, or the exercise of the subscription rights conferred by, such securities at the initial conversion or exchange rate or subscription price.  Such adjustment shall become effective (if appropriate retrospectively) from the close of business in Hong Kong on the Business Day next preceding whichever is the earlier of the date on which the issue is announced and the date on which the Company determines the conversion or exchange rate or subscription price.

(bb)
If and whenever the rights of conversion or exchange or subscription attached to any such securities as are mentioned in section (aa) of this sub-paragraph (v) are modified so that the total Effective Consideration per Share initially receivable for such securities shall be less than 95 per cent.  of the market price at the date of announcement of the proposal to modify such rights of conversion or exchange or subscription, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such modification by a fraction of which the numerator is the number of Shares in issue immediately before the date of such modification plus the number of Shares which the total Effective Consideration receivable for the securities issued at the modified conversion or exchange price would purchase at such market price and of which the denominator is the number of Shares in issue immediately before such date of modification plus the number of Shares to be issued upon conversion or exchange of or the exercise of the subscription rights conferred by such securities at the modified conversion or exchange rate or subscription price.  Such adjustment shall become effective as at the date upon which such modification shall take effect.

For the purposes of this sub-paragraph (v), the “total Effective Consideration” receivable for the securities issued shall be deemed to be the consideration receivable by the Company for any such securities plus the additional minimum consideration (if any) to be received by the Company upon (and assuming) the conversion or exchange thereof or the exercise of such subscription rights, and the Effective Consideration per Share initially receivable for such securities shall be such aggregate consideration divided by the number of Shares to be issued upon (and assuming) such conversion or exchange at the initial conversion or exchange rate or the exercise of such subscription rights at the initial subscription price, in each case without any deduction for any commissions, discounts or expenses paid, allowed or incurred in connection with the issue.

(vi)
If and whenever the Company shall issue wholly for cash any Shares at a price per Share which is less than 95 per cent.  of the market price at the date of the announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the date of such announcement by a fraction of which the numerator is the number of Shares in issue immediately before the date of such announcement plus the number of Shares which the aggregate amount payable for the issue would purchase at such market price and the denominator is the number of Shares in issue immediately before the date of such announcement plus the number of Shares so issued.  Such adjustment shall become effective on the date of the issue.

(vii)
If and whenever the Company shall issue Shares for the acquisition of asset at a total Effective Consideration per Share (as defined below) which is less than 95 per cent.  of the market price at the date of the announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying it by a fraction of which the numerator shall be the total Effective Consideration per Share and the denominator shall be such market price.  Each such adjustment shall be effective (if appropriate retroactively) from the close of business in New York City, U.S. on the Business Day next preceding the date on which the Company determines the issue price for such Shares.  For the purpose of this sub-paragraph (vii) “total Effective Consideration” shall be the aggregate consideration credited as being paid for such Shares by the Company on acquisition of the relevant asset without any deduction of any commissions, discounts or expenses paid, allowed or incurred in connection with the issue thereof, and the “total Effective Consideration per Share” shall be the total Effective Consideration divided by the number of Shares issued as aforesaid.

(viii)
If and whenever (a) the Company shall issue for cash or for any other consideration any Shares or any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares; or (b) the Company or any subsidiary of the Company shall issue any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares, and in each case the total Effective Consideration per Share (as defined in sub-paragraph (vii)) receivable for such Shares or other securities is less than the Conversion Price which is in effect at the date of the announcement of the terms of issue of such Shares or other securities, the Conversion Price shall be adjusted by reducing it to the total Effective Consideration per Share (as defined in sub-paragraph (vii)) initially receivable for such Shares or other securities. Such adjustment shall become effective on the date of the issue of such Shares or other securities.

(b)	For the purposes of thisClause 8:

“announcement” shall include the release of an announcement to the press or the delivery or transmission by telephone, facsimile or otherwise of an announcement to NASDAQ and “date of announcement” shall mean the date on which the announcement is first so released, delivered or transmitted;

“approved merchant bank” means a merchant bank of international repute which has an office  in Hong Kong and which is selected by the Company for the purpose of providing a specific opinion or calculation or determination hereunder;

“Capital Distribution” shall (without prejudice to the generality of that phrase) include distributions in cash or specie.  Any dividend charged or provided for in the accounts for any financial period shall (whenever paid and however described) be deemed to be a Capital Distribution Provided that any such dividend shall not automatically be so deemed if it is paid out of the aggregate of the net profits (less losses) attributable to the holders of Shares for all financial periods after that ended 31 December 2010 as shown in the audited consolidated profit and loss account of the Company and its subsidiaries for each such financial period;

“issue” shall include allot;

“market price” means the average of the closing prices of one Share on the OTCBB for each of the last five OTCBB quotation days on which quotation of the Shares on the OTCBB took place ending on the last such quotation day preceding the day on or as of which the market price is to be ascertained;

“reserves” includes unappropriated profits; “rights” includes rights in whatsoever form issued;

“Shares” includes, for the purposes of Shares comprised in any issue, distribution or grant pursuant to sub-paragraph (iii), (iv), (v), (vi), (vii) or (viii) of Sub-clause (a), any such shares in the common stock of the Company as, when fully paid, will be Shares.

(c)	The provisions of sub-paragraphs (ii), (iii), (iv), (v), (vi), (vii) and (viii) of Sub clause (a) shall not apply to:

(i)
an issue of fully paid Shares upon the exercise of any conversion rights attached to securities convertible into Shares or upon exercise of any rights (including any conversion of the Bonds and the Initial Bonds) to acquire Shares provided that an adjustment has been made under this Clause 8 in respect of the issue of such securities or granting of such rights (as the case may be);

(ii)
an issue of Shares or other securities of the Company or any subsidiary of the Company wholly or partly convertible into, or carrying rights to acquire, Shares to officers or employees of the Company or any of its subsidiaries pursuant to any employee or executive share scheme, which is permitted by the terms of the Investor Rights Deed;

(iii)
an issue by the Company or any subsidiary of the Company of securities wholly or partly convertible into or carrying rights to acquire Shares, in any such case in consideration or part consideration for the acquisition of any other securities, assets or business, which is permitted by the terms of the Investor Rights Deed;

(iv)
an issue of fully paid Shares by way of capitalisation of all or part of any subscription right reserve, or any similar reserve which has been or may be established pursuant to the terms of any securities wholly or partly convertible into or carrying rights to acquire Shares, which is permitted by the terms of the Investor Rights Deed;

(v)
an issue of Shares pursuant to a scrip dividend scheme where an amount not less than the nominal amount of the Shares so issued is capitalised and the market value of such Shares is not more than 105 per cent. of the amount of dividend which holders of the Shares could elect to or would otherwise receive in cash, for which purpose the “market value” of one Share shall mean the average of the closing prices for such OTCBB quotation days on which quotations in the Shares took place (being not less than five such days) as are selected by the directors of the Company in connection with determining the basis of allotment in respect of the relevant scrip dividend and which fall within the period of one month ending on the last day on which holders of Shares may elect to receive or (as the case may be) not to receive the relevant dividend in cash; or

(vi)
an issue of Shares pursuant to and for the purposes of any stock option plan adopted by the Company for the benefit of its existing and future key employees, which is permitted by the terms of the Investor Rights Deed.

(d)
Any adjustment to the Conversion Price shall be made to the nearest one U.S. cent so that any amount under half a cent shall be rounded down and any amount of half a U.S. cent or more shall be rounded up.  In addition to any determination which may be made by the directors of the Company every adjustment to the Conversion Price shall be certified (at the option of the Company) either by the auditors of the Company for the time being or by an approved merchant bank.

(e)
Notwithstanding anything contained herein, no adjustment shall be made to the Conversion Price in any case in which the amount by which the same would be reduced in accordance with the foregoing provisions of this Clause 8 would be less than the nominal value of a Share and any adjustment that would otherwise be required then to be made shall not be carried forward.

(f)
If the Company or any subsidiary of the Company shall in any way modify the rights attached to any share or loan capital so as wholly or partly to convert or make convertible such share or loan capital into, or attach thereto any rights to acquire, Shares, the Company shall appoint an approved merchant bank or the auditors of the Company for the time being to consider whether any adjustment to the Conversion Price is appropriate (and if such approved merchant bank or auditors of the Company for the time being (as the case may be) shall certify that any such adjustment is appropriate the Conversion Price shall be adjusted accordingly and the provisions of Sub-clauses (d),(e) and (h) shall apply).

(g)
Notwithstanding the provisions of Sub-clause (a), in any circumstances where the directors of the Company or the Bondholder shall consider that an adjustment to the Conversion Price provided for under the said provisions should not be made or should be calculated on a different basis or that an adjustment to the Conversion Price should be made notwithstanding that no such adjustment is required under the said provisions or that an adjustment should take effect on a different date or with a different time from that provided for under the provisions, the Company or the Bondholder may appoint an approved merchant bank or the auditors of the Company for the time being to consider whether for any reason whatever the adjustment to be made (or the absence of adjustment) would not fairly and appropriately reflect the relative interests of the persons affected thereby and, if such approved merchant bank or auditors of the Company for the time being (as the case may be) shall consider this to be the case, the adjustment shall be modified or nullified or an adjustment made instead of no adjustment in such manner (including without limitation, making an adjustment calculated on a different basis and/or the adjustment shall take effect from such other date and/or time) as shall be certified by such approved merchant bank or auditors of the Company for the time being to be in its opinion appropriate.

(h)
Whenever the Conversion Price is adjusted as herein provided, the Company shall give notice to the Bondholder that the Conversion Price has been adjusted (setting forth the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof) and shall at all times thereafter so long as any amount of the Bonds remains outstanding make available for inspection at the Specified Office a signed copy of the said certificate of the auditors of the Company or (as the case may be) of the relevant approved merchant bank and a certificate signed by a director of the Company setting forth brief particulars of the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof and shall, on request, send a copy thereof to the Bondholder.

(i)
Notwithstanding anything contains herein, if application of any of the provisions of this Clause 8 would but for this paragraph (i) result in the Conversion Price being reduced so that on conversion Shares shall fall to be issued at a discount to their nominal value, then the Conversion Price shall be adjusted to an amount equal to the nominal value of one Share.

9.	COVENANTS AND UNDERTAKINGS

9.1	The Company hereby undertakes to and covenants with each of the Bondholders that so long as any Conversion Right remains exercisable, it will:

(a)	keep available for issue, free from pre-emptive rights, out of its authorised but unissued share capital sufficient Shares to satisfy the Conversion Rights attaching to the Bonds;

(b)
if the Company is quoted on the OTCBB, obtain and maintain a quotation on the OTCBB for all the issued Shares (including any and all Conversion Shares) and if the Company is listed on NASDAQ, obtain and maintain a listing on NASDAQ for all the issued Shares, including (immediately after their issue) all Shares issued on exercise of the Conversion Rights and give notice to the Bondholder of any de-quoting or de-listing of the Shares by the OTCBB or NASDAQ, as applicable;

(c)
unless so required by applicable law or regulation or for the purpose of establishing any dividend or other rights attaching to the Shares, not close its register of Shareholders or take any other action which would prevent the transfer of its Shares generally and ensure that the Bonds may be converted legally at all times during the period of such closure or while such other action is effective, nor take any action which would prevent the conversion of the Bonds or the issue of Shares in respect of them;

(d)	to pay the expenses of the issue of, and all expenses of obtaining listing on the NASDAQ for the Shares (including those arising on conversion of the Bonds);

(e)	to maintain its existence as a Delaware incorporated company;

(f)	give notice to the Bondholders in accordance with Condition 13 as soon as practicable after it effects any change of its financial year;

(g)
comply with and procure the compliance of all conditions imposed by the OTCBB, NASDAQ or by any other competent authority (in New York or elsewhere) for approval of the issue of the Bonds or for the listing of and permission to deal in the Shares issued or to be issued on the exercise of the Conversion Rights and to ensure the continued compliance thereof; and

(h)	not enter into any deed, agreement, assignment, instrument or documents whatsoever which may result in any breach of the terms of the Bonds.

9.2
The Company undertakes to and covenants with each of the Bondholders that it shall not use the net proceeds from the issue and sale of the Bonds issued and sold pursuant to this Bond Instrument, after deduction of the legal fees and other estimated expenses payable in connection with such issue, in any amount, for any purpose other than as specified below:

(i)	for the expansion of the Company’s and its subsidiaries’ distribution network within the PRC;

(ii)	for acquisitions of pharmaceutical companies in the PRC; and

(iii)	for general working capital purposes (including, but not limited to, capital expenditure).

For the avoidance of doubt, none of the proceeds from the issue and sale of the Bonds shall be used directly or indirectly for a Prohibited Action (as defined in Clause 9.5 below).

9.3
The Individual Guarantor undertakes to and covenants with each of the Bondholders that he shall, at all times prior to the completion of a QIPO, continue to legally and beneficially own at least 13,145,000 issued Shares in the Company, free from any encumbrances (other than encumbrances created by means of the Share Charge).

9.4
The Individual Guarantor undertakes to and covenants with each of the Bondholders that he shall use his best endeavours to procure that the Company shall continue to legally and beneficially directly or indirectly own the entire issued share capitals of each of the following current subsidiaries of the Company, in each case free from any encumbrances:-

Global Pharm Enterprise Group Limited
Binomial BioPharm Group Limited
Hong Kong Wisdom Fortune Medicine Holding Group Limited
Anhui Xuelingxian Pharmaceutical Co., Ltd.
Tonghua Tongdetang Pharmaceutical & Medicinal Material Co., Ltd.
Shandong Global Pharm Co., Ltd.
Bozhou Xinghe Pharmaceutical Co., Ltd.
Tai’an Global Pharm Co., Ltd.
Zibo Global Pharm Co.
Anhui Sino-Green TCM Tech Development Co., Ltd.
Shandong Sino-Green TCM Tech Development Co., Ltd.
Quantum Magic Integrator Capital Co., Ltd.
Pacific Asia Pharm Investment Group Co., Ltd.

9.5
The Company undertakes to and covenants with each Bondholder that neither the Company or any directly or indirectly held subsidiary of the Company will (in each case a “Prohibited Action”) repay, rebate, defer, reduce in any manner or otherwise alter the terms of any loans which were made to it by any shareholder or director of any Group company, or any Associate of any of the foregoing, which loans were owed by any Group member as at 31 August 2011. For these purposes, "Associate" has the same meaning as that which it is assigned in the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited ("Listing Rules") (as if the Company was a listed issuer for the purposes of the Listing Rules).

10.	EVENTS OF DEFAULT

Any Bondholder may give notice to the Company that the Bonds are immediately due andrepayable if:

(i)
Payment default: a default is made in the re-payment of principal and the payment of any premium in respect of any of the Bonds when and as the same ought to be re-paid or paid in accordance with the Conditions; or

(ii)
Other default: a default is made by any of the Obligors in the performance or observance of any obligation, covenant, condition or provision contained in any of the Finance Documents and on its part to be performed or observed (other than the covenant to pay the principal or premium (if any) in respect of any of the Bonds and such default continues for the period of 10 days next following the service by any Bondholder on the Company of notice specifying brief details of such default and requiring such default to be remedied; or

(iii)
Dissolution of the Company and Disposals: a resolution is passed or an order of a court of competent jurisdiction is made that the Company be or any Material Subsidiary wound up or dissolved or the Company or any Material Subsidiary disposes of all or substantially all of its assets, otherwise, in any such case, than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger or reorganisation, the terms of which shall have previously been approved in writing by an Ordinary Resolution of Bondholders; or

(iv)
Key Man Event: Mr Yin Yun-lu ceases to serve as Chairman of the Company and each of the Corporate Guarantors in the full time management of the Company and the Corporate Guarantors and their respective businesses or he ceases to hold the powers and duties customarily associated with such role (which powers and duties shall not be less than the powers and duties customarily associated with such role as at the date of this Bond Instrument) or he is the subject of any police, government or regulatory investigation or legal proceedings which relate to any anti-corruption or anti-bribery laws or regulations anywhere in the world; or

(v)
Distress etc.: a distress, execution or seizure before judgment is levied or enforced upon or sued out against a material part of the property of the Company or of any Material Subsidiary; and is not discharged within 10 Business Days thereof; or

(vi)
Bankruptcy: the Company or any Material Subsidiary is unable to pay its debts as and when they fall due or the Company shall initiate or consent to proceedings relating to itself under any applicable bankruptcy, reorganisation or insolvency law or make an assignment for the benefit of, or enter into any composition with, its creditors; or

(vii)
Bankruptcy proceedings: proceedings shall have been initiated against the Company or any Material Subsidiary under any applicable bankruptcy, reorganisation or insolvency law and such proceedings shall not have been discharged or stayed within a period of 21 days; or

(viii)
Unsatisfied judgment:  one or more judgment(s) or order(s) from which no further appeal or judicial review is permissible for the payment of money is rendered against the Company or any Material Subsidiary in an amount in excess of US$1,000,000 (or its equivalent in any other currency or currencies) and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; or

(ix)
Security enforced:  a secured party or other encumbrancer takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Company or any Material Subsidiary and such action or appointment is not discharged within 21 days of its occurrence; or

(x)
Government intervention:  (i) all or a substantial part of the assets of the Company or any Material Subsidiary is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or (ii) the Company or any Material Subsidiary is prevented by any such person from exercising normal control over all or a substantial part of its property; or

(xi)
Analogous event:  any event occurs which under any applicable laws has an analogous effect to any of the events referred to in paragraphs (ix) (Unsatisfied judgment) to (xi) (Government intervention) above; or

(xii)	Unlawfulness: it becomes unlawful for any of the Obligors to perform or comply with any of their respective obligations under or in respect of the Finance Documents;

(xiii)	Guarantee: the Guarantee is not (or is claimed by any Guarantor not to be) or the Individual Guarantee is not (or is claimed by the Individual Guarantor not to be) in full force and effect;

(xiv)
Forced removal of the Bondholder Director or Observer: the removal without the prior written consent of the Bondholder, of the Bondholder Director or Observer from the Board appointed in accordance with the Investor Rights Deed, except for a reason for which under the Investor Rights Deed the Company may undertake such removal; or

(xv)
VIE issues: the variable interest enterprise arrangement between Guangzhou Hairui Xiexin Investment Consulting Co., Ltd.  and Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. is or will be rescinded or otherwise terminated for any reason (other than any reorganisation where the Company retains the full benefit of and control over the VIE’s business).

Upon any such notice being given to the Company, the Bonds will immediately become due and repayable at their principal amount together with default interest in the amount calculated at the rate of 3% per annum, compounded semi-annually, on the principal amount of the Bonds from the date of such notice to the date (after as well as before judgment) on which full payment of all amounts payable under this Clause 10 is made in accordance with the provisions of the Bond Instrument.

In this Clause 10:

The terms “Bondholder”, “Bondholder Director” and “Observer” shall have the meanings assigned to them in the Investor Rights Deed.

“Board” means the board(s) of directors of the Company from time to time.

 “Material Subsidiary” means any Subsidiary of the Company, the profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, of which is 10 per cent. or more of the consolidated profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, of the Company and its Subsidiaries, and for this purpose the calculation of profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, shall:

(i)	be made in accordance with US GAAP;

(ii)
in the case of a company which itself has Subsidiaries, be made by using the consolidated profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, as the case may be, of it and its Subsidiaries; and

(iii)	be made by reference to the latest available annual financial statements of the relevant Subsidiary and the Group; and

“Subsidiary” means, in relation to any person or entity (the “first Person”) at any particular time, any other entity or person (the “second Person”) in which the first Person owns directly or indirectly more than 50 per cent. of its voting securities.

11.	REDEMPTION AND CANCELLATION

11.1
Any amount(s) of the Bonds which is converted or redeemed will forthwith be cancelled and the certificate(s) in respect of such amount(s) of the Bonds cancelled will be forwarded to or to the order of the Company and such Bonds may not be reissued or resold.

11.2
In the event that a QIPO has not been completed by the date (“Deadline Date”) falling nine (9) months from the date of this Bond Instrument, within ten Business Days from receiving a written instruction to redeem the Bonds after the Deadline Date, from and at the option of the Bondholder, the Company shall be required to redeem the Bonds in whole in favour of the Bondholder(s) at a redemption amount which is calculated and payable in US$ and which is equal to the sum of (i) the whole principal amount of all of the Bonds; and (ii) a premium representing a 25% IRR per annum from the date of issue of the Bonds up to the time of receipt by all of the Bondholders of such premium payment, calculated based on the aggregate principal amount of the Bonds originally issued.  For this purpose, “IRR” has the same meaning as that which it is assigned in the Investor Rights Deed.

11.3	Any amount(s) of the Bonds which remain(s) outstanding on the Maturity Date shall be redeemed on the Maturity Date at its then outstanding principal amount.

11.4	No Bond may, save as is expressly provided in this Bond Instrument and in particular in Clauses 10 and 11.2, be redeemed by the Company earlier than the Maturity Date.

12.	NEGATIVE PLEDGE

The Company undertakes to and covenants with the Bondholders that for so long as any of the Bonds remain outstanding (as defined in the Bond Instrument), the Company shall not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest upon the whole or any part of its or any of its Subsidiaries’ respective property, assets (including, without limitation, the benefit and/or rights to repayment and interest (if any) in respect of any loans made by any of the Company or any of the Subsidiaries to any person) or revenues, present or future, to secure any Relevant Debt (as defined below) or to secure any guarantee of or indemnity in respect of any debt unless, at the same time or prior thereto, the Company’s obligations under the Bonds and the Bond Instrument (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall not be materially less beneficial to the Bondholders or as shall be approved in writing by the Bondholders.

For the purposes of this Clause 12:

“Relevant Debt” means any present or future indebtedness (other than the Bonds and the Initial Bonds) of the Company or of any of its Subsidiaries.

Provided that this Clause 12 shall not apply to any pledge or charge which is noted in the published financial statements of the Company for the year ended 31 December 2010.

13.	TRANSFER AND REGISTER

13.1
Subject to Clause 13.2, the Bondholder may assign or transfer any of the Bonds in whole or in part.  The Bonds may be assigned or transferred in whole or in part. (in whole multiples of US$1,000,000) of outstanding principal amount and the Company shall facilitate and bear the costs of any such assignment or transfer of the Bonds, including making any necessary applications to the OTCBB for any approval (if required).

13.2

(a)
No Bonds may be assigned or transferred within the first six months immediately following the date of this Instrument.  Notwithstanding Clause 13.1 but subject to Clause 13.2(c), the Bondholder shall only be permitted at any time to assign or transfer Bonds if (i) the Company has not in accordance with Clause 13.2(b) redeemed (including paying the IRR Payment) the Bonds to be assigned or transferred before the Redemption Deadline (as defined in Clause 13.2(b) below); (ii) the assignment or transfer is to a bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, excluding for this purpose any hedge fund which is engaged principally in the short-selling of equity securities; and (iii) the purchaser and/or transferee of the Bonds agrees to hold the Bonds purchased for at least 60 days after such purchase.

(b)
If a Bondholder (“Selling Bondholder”) wishes to assign or transfer Bonds, it shall first notify the Company in writing (“Sale Notice”) of the amount of the Bonds to be assigned or transferred (“Sale Bonds”) together with the name of the proposed assignee and/or transferee.  If (i) within 5 Business Days of the date of the Sale Notice (“Notification Deadline”), the Company shall not have notified the Selling Bondholder that it intends to redeem all the Sale Bonds in the manner contemplated in this Clause 13.2(b) or (ii) within 5 Business Days of the Notification Deadline (“Redemption Deadline”) the Company shall not have redeemed in whole all of the Sale Bonds at a redemption amount which is calculated and paid in US$ and which is equal to the sum of (aa) the principal amount of the Sale Bonds; and (bb) a premium representing a 25% IRR per annum on such principal amount of the Sale Bonds from the date of issue of the Sale Bonds up to the time of receipt of such premium payment by the Bondholder concerned (and for this purpose “IRR” has the same meaning as that which it is assigned in the Investor Rights Deed), then on and from the Redemption Deadline the Bondholder may, subject to Clause 13.2(a), freely assign or transfer the Sale Bonds at any time.

(c)	A Bondholder may freely assign or transfer any Bonds to any entity which Controls the Bondholder concerned or is under common Control with the Bondholder concerned.

13.3
A transfer of the Bonds shall be effected by completing and signing, by both the transferor and the transferee under the hand of one of their officers duly authorised in writing or otherwise by a duly authorised person thereof, of a form of transfer set out in Annexure I to the Conditions.

13.4
The Certificate must be delivered for registration during normal business hours (Monday to Friday, 9:00 a.m. to 4:30 p.m.) at the Specified Office accompanied by (i) a duly executed transfer form (which is available at the Specified Office); (ii) in case of the execution of the transfer form on behalf of a corporation by its officers, the authority of that person or those persons to do so; and (iii) such other evidence (including legal opinions) as the Company may reasonably require if the transfer form is executed by some other person on behalf of the transferring Bondholder.  The Company shall, within ten (10) Business Days of receipt of such documents from the Bondholder, cancel the existing Certificate and issue a new Certificate, in favour of the transferee or assignee as applicable.

13.5
The Company shall maintain and keep a full and complete register at such location in the United States as it shall from time to time determine, or in such other jurisdiction as it shall from time to time determine, of the Bonds and the Bondholders from time to time, such register shall contain details of conversion and/or cancellation and the destruction of the Bonds and the issue of any replacement Bonds issued in substitution for any mutilated, defaced, lost, stolen or destroyed Bonds and of sufficient identification details of the Bondholders from time to time.  The Company shall further procure that such register shall be made available to the Bondholders for inspection in Hong Kong at all reasonable times within 3 days of a request for inspection having been made.

13.6
The shares of common stock issuable upon conversion of the Bonds may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, or the Securities Act, or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule), or Rule 144A or Regulation S under the Securities Act, or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company. Except as otherwise provided in the Subscription Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of the Bonds have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of common stock issuable upon conversion of the Bonds that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S OR ANOTHER EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Company shall issue to the Bondholder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such common stock may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the common stock issuable upon conversion of the Bonds, such security is registered for sale by the Bondholder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold.

14.	CONSOLIDATION, AMALGAMATION, AND MERGER

Subject to Clause 7.6, in the case of any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Bondholder of such event in accordance with Condition 13 and (subject to any restriction prescribed by law) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute an Bond Instrument supplemental to this Bond Instrument to ensure that the holder of the Bonds will have the right (during the period in which such Bonds shall be convertible) to convert the Bonds then outstanding into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of the Bonds immediately prior to such consolidation, amalgamation, merger, sale or transfer.  The above provisions of this Clause 14 will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

15.	CURRENCY INDEMNITY

15.1	US dollars (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Company under or in connection with this Bond Instrument and the Bonds.

15.2
Any amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise), by a Bondholder in respect of any sum expressed to be due to it from the Company will only discharge the Company to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

15.3
If that Contractual Currency amount received or recovered under Clause 15.2 is less than the Contractual Currency amount expressed to be due to the recipient under this Bond Instrument or the Bonds, the Company will indemnify it against any loss sustained by it as a result.  In any event, the Company will indemnify the recipient against the cost of making any such purchase.  The indemnity in this Clause 15.3 constitutes separate and independent obligations from the other obligations in this Bond Instrument, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Bondholder.

16.	MODIFICATIONS/WAIVERS/SEVERABILITY

16.1
Any modification to this Bond Instrument may be effected only by deed poll, executed by the Company and expressed to be supplemental hereto, and only if it shall first have been approved by way of an Ordinary Resolution.

16.2	A memorandum of every such supplemental deed shall be endorsed on this Bond Instrument.

16.3	Notice of every modification to this Bond Instrument shall be given to the Bondholders as soon as reasonably practicable.

16.4
No failure or delay by the parties in exercising any right, power or remedy under this Bond Instrument shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by one party of any breach by the other party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof and any forbearance or delay by the party in exercising any of its rights hereunder shall not be construed as a waiver thereof.  If at any time any provision of this Bond Instrument is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Bond Instrument shall not be affected or impaired thereby.

17.	SUIT BY AND MEETINGS OF BONDHOLDERS

17.1
Each of the Company hereby acknowledge and covenant that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Bond Instrument shall enure to each and every Bondholder and the holder(s) of the Conversion Shares.

17.2
Each Bondholder and holder of the Conversion Shares shall be entitled severally to enforce the said covenants, obligations and conditions against the Company and each of the Guarantors insofar as each such Bondholder’s Bonds and holding of the Conversion Shares are concerned, without the need to join the allottee of any such Bonds or the predecessor in title of the Conversion Shares or any intervening or other Bondholder or holder of the Conversion Shares in the proceedings for such enforcement.

17.3
The Bondholders may hold meetings for the consideration of such matters as they may think fit.  The provisions of Annexure III of the Schedule shall apply to regulate the convening and conduct, and the powers, of all meetings of Bondholders.  Such provisions may be altered by Ordinary Resolution.

18.	GOVERNING LAW

18.1	This Bond Instrument and any non-contractual obligations arising out of or in connection with it are governed by the laws of Hong Kong.

18.2
Any disputes arising out of this Bond Instrument, whether in tort, contract, under statute or otherwise, including any question regarding the existence, validity, interpretation, breach or termination of this Bond Instrument, shall be finally resolved by arbitration under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force as at the date of this Bond Instrument (the “Rules”), which Rules are deemed to be incorporated by reference into this Bond Instrument, as amended herein.

18.3
The Tribunal shall consist of three (3) arbitrators, to be appointed in accordance with the Rules, as amended herein. The parties hereto agree that all three arbitrators can be selected from outside the panel of arbitrators of the Hong Kong International Arbitration Centre (“HKIAC”).

18.4	The appointing authority shall be HKIAC, which shall also administer any arbitration commenced under this Guarantee.

18.5	The seat of the arbitration shall be Hong Kong.

18.6	The language of the arbitration proceedings shall be English.

18.7	Any Award of the Tribunal shall be made in writing and shall be final and binding on the parties from the day it is made. The parties undertake to carry out the Award without delay.

18.8	The following provisions of the Arbitration Ordinance (Chapter 609 of the laws of Hong Kong) shall apply to any arbitration hereunder:

18.8.1	Section 2 of Schedule 2 (“Consolidation of arbitrations”); and

18.8.2.	Section 4 of Schedule 2 (“Challenging arbitral award on ground of serious irregularity”).

18.9	The following provisions of the Arbitration Ordinance (chapter 609 of the laws of Hong Kong) shall not apply to any arbitration hereunder:

18.9.1.	Section 1 of Schedule 2 (“Sole Arbitrator”);

18.9.2.	Section 3 of Schedule 2 (“Decision of preliminary question of law by Court”); and

18.9.3	Section 5 of Schedule 2 (“Appeal against arbitral award on question of law”).

18.10	Nothing in this Clause 18 shall be construed as preventing any party to this Bond Instrument from seeking conservatory or interim relief from any court of competent jurisdiction.

18.11
The Company irrevocably appoints Binomial BioPharm Group Limited of Flat E, 4/F, Valiant Industrial Centre, 2-12 Au Pui Wan Street, Fotan, Shatin, N.T., Hong Kong as its authorised agent for service of any legal process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, the Company shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Bondholders a copy of the new agent’s acceptance of that appointment within 30 days.  Nothing in this Bond Instrument shall affect the right to serve process in any other manner permitted by law.

18.12
Binomial BioPharm Group Limited irrevocably appoints Hong Kong Wisdom Fortune Medicine Holding Group Limited of 2801 Yat Hei House, Tung Hei Court, 38 Yiu Hing Road, Hong Kong as its authorised agent for service of any legal process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, Binomial BioPharm Group Limited shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Bondholders a copy of the new agent’s acceptance of that appointment within 30 days.  Nothing in this Bond Instrument shall affect the right to serve process in any other manner permitted by law.

18.13
Hong Kong Wisdom Fortune Medicine Holding Group Limited irrevocably appoints Binomial BioPharm Group Limited of Flat E, 4/F, Valiant Industrial Centre, 2-12 Au Pui Wan Street, Fotan, Shatin, N.T., Hong Kong as its authorised agent for service of any legal process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, Hong Kong Wisdom Fortune Medicine Holding Group Limited shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Bondholders a copy of the new agent’s acceptance of that appointment within 30 days.  Nothing in this Bond Instrument shall affect the right to serve process in any other manner permitted by law.

18.14
Hong Kong Celestial Asia Pharmaceutical Investment Group Limited irrevocably appoints Binomial BioPharm Group Limited of Flat E, 4/F, Valiant Industrial Centre, 2-12 Au Pui Wan Street, Fotan, Shatin, N.T., Hong Kong as its authorised agent for service of any legal process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, Hong Kong Celestial Asia Pharmaceutical Investment Group Limited shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Bondholders a copy of the new agent’s acceptance of that appointment within 30 days.  Nothing in this Bond Instrument shall affect the right to serve process in any other manner permitted by law.

18.15
Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Limited irrevocably appoints Binomial BioPharm Group Limited of Flat E, 4/F, Valiant Industrial Centre, 2-12 Au Pui Wan Street, Fotan, Shatin, N.T., Hong Kong as its authorised agent for service of any legal process in Hong Kong. If for any reason such agent shall cease to be such agent for service of process, Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Limited shall forthwith appoint a new agent for service of process in Hong Kong and deliver to the Bondholders a copy of the new agent’s acceptance of that appointment within 30 days.  Nothing in this Bond Instrument shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this Bond Instrument has been executed as a deed poll on the day and year first above written.

SCHEDULE TO THE BOND INSTRUMENT

Form of Certificate

Certificate no.:	Amount (US$)

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A, REGULATION S OR ANOTHER EXEMPTION UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

GLOBAL PHARM HOLDINGS GROUP, INC.
(Incorporated in Delaware, U.S.A.)

Convertible Bonds in the principal amount of US$__________ due [2013]

The Bonds in respect of which this Certificate is issued, the identifying number of which is noted below, are in registered form in the principal amount of US$__________ (the Bonds) issued by Global Pharm Holdings Group, Inc. (the Company) and constituted by the Bond Instrument referred to in the attachment hereto.  The Bonds are subject to, and have the benefit of, the Bond Instrument, which, subject to the terms of the Bond Instrument, is enforceable by the Bondholder against the Company insofar as each Bondholder’s Bonds are concerned.  Such Bond Instrument (together with any instruments supplemental thereto) and copies of the by-laws of the Company will be available for inspection by the Bondholder in Hong Kong.

The Bondholder will be deemed to have notice of all the provisions contained in the said Bond Instrument (and any instruments supplemental thereto) and may obtain copies thereof upon written request to the Company.

The Company hereby certifies that the person whose name and address is specified below is, at the date hereof, entered in the register of Bondholder as the holder of Bonds in the principal amount indicated below:

Folio	Bondholder and address	Principal amount of Bonds	Identifying no.	Date of issue

The Bonds in respect of which this Certificate is issued is convertible into fully paid shares in the common stock of the Company with a par value of US$0.001 each for the time being subject to and in accordance with the Conditions and the Bond Instrument.

This Certificate is evidence of entitlement only.  Title to the Bonds passes only on due registration on the register of Bondholder of the Company and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

The Bonds in respect of which this Certificate is issued are subject to restrictions on transfer and may be transferred only if the terms and conditions specified in Clause 13 of the Bond Instrument and Condition 4 of the Conditions have been complied with.

This Certificate shall not be valid for any purpose until signed by two executive officers of the Company, each Corporate Guarantor, and the Individual Guarantor.

This Certificate is governed by, and shall be construed in accordance with the laws of The Hong Kong Special Administrative Region of The People’s Republic of China.

GLOBAL PHARM HOLDINGS GROUP, INC.
by:

Director	Director/Secretary

BINOMIAL BIOPHARM GROUP LIMITED
by:

Director	Director/Secretary

HONG KONG WISDOM FORTUNE MEDICINE HOLDING GROUP LIMITED
by:

Director	Director/Secretary

HONG KONG CELESTIAL ASIA PHARMACEUTICAL INVESTMENT GROUP LIMITED
by:

Director	Director/Secretary

HONG KONG RICH FORTUNE CHAIN DRUGSTORES ASSETS MANAGEMENT CO., LIMITED
by:

Director	Director/Secretary

Executed as a Deed
by Yun-lu Yin

In the presence of:

NO TRANSFER OF THE WHOLE OR ANY PORTION OF THE ABOVE BOND CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS BOND CERTIFICATE.

TERMS AND CONDITIONS OF THE BONDS

The issue of convertible bonds in the aggregate principal amount of US$__________ due 2013 (the “Bonds”) of Global Pharm Holdings Group, Inc. (“Company”) was authorised by resolutions of the Board of Directors of the Company passed on ______ September 2011 and resolutions of the majority Shareholders of the Company passed on __________.  The Bonds are constituted by a deed poll (“Bond Instrument”), such expression shall include amendments and modifications from time to time made thereto) dated _______ September 2011 executed by the Company, Binomial BioPharm Group Limited, Hong Kong Wisdom Fortune Medicine Holding Group Limited, Hong Kong Celestial Asia Pharmaceutical Investment Group Limited, and Hong Kong Rich Fortune Chain Drugstores Assets Management Co., Limited (the “Corporate Guarantors”, and each a “Guarantor”), and Mr Yin Yun-lu, a citizen of the People’s Republic of China with passport number G54056922 of Room 2503-2505 New World Center, No.6009 Yitian Road, Futian District, Shenzhen, the PRC, the major Shareholder of the Company, who guarantees each of the obligations of the Company in respect of the Bonds (the “Individual Guarantor” and the “Chargor”; and, the Individual Guarantor together with the Corporate Guarantors, the “Guarantors”).  The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Bond Instrument.  Copies of the Bond Instrument will be made available for inspection by the Bondholder in Hong Kong at the offices of Chapman & Co., 36/F, Edinburgh Tower, 15 Queen’s Road Central, Hong Kong.  The Bondholders are entitled to the benefit of the Bond Instrument and bound by, and are deemed to have notice of, all the provisions of the Bond Instrument.

Unless otherwise stated or where the context otherwise requires, terms defined in the Bond Instrument have the same meanings when used in these Conditions.

1.	STATUS, VOTING RIGHTS, VETO RIGHTS AND GUARANTEE

(A)	Status

The Bonds constitute direct, unconditional, unsubordinated, guaranteed and secured obligations of the Company and shall at all times rank pari passu and without any preference among themselves.  The Bonds are issued with the benefit of the Bond Security.  The payment obligations of the Company under the Bonds shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least equally with all its other present and future direct, unconditional, unsubordinated, guaranteed and secured obligations.  No application will be made for a listing of the Bonds.

(B)	Voting Rights

The Bondholders shall not be entitled to attend or vote at any meetings of the Company by reason only it being Bondholders.

(C)	Veto Rights

The Bondholders shall have veto rights over certain matters in respect of the Company and its Subsidiaries, in the manner specifically provided for in the Investor Rights Deed dated on or around the date of the Bond Instrument and entered into between the Company, the Individual Guarantor and a Bondholder.

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(D)	Guarantee

The Corporate Guarantors have in the Bond Instrument and the Individual Guarantor has in the Individual Guarantee unconditionally and irrevocably guaranteed the due and punctual performance of obligations and payment in full of all sums from time to time payable by the Company in respect of the Bonds. This guarantee (the “Guarantee”) constitutes a direct, general and unconditional obligation of each Guarantor which will at all times rank at least pari passu with all other present and future direct, general and unconditional obligations of each Guarantor, save for such obligations as may be preferred by provisions of law.

2.	FORM AND TITLE

(A)	Form

The Bonds are issued in registered form.  A Certificate will be issued to each Bondholder in respect of its registered holding of the Bonds.  The Bonds and the Certificate will be numbered with an identifying number which will be recorded on the relevant Certificate and in the Register kept by or on behalf of the Company.

(B)	Title

The holder of the Bonds whose name is entered in the Register will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it or any entry on the Register) and no person will be liable for so treating the holder.

3.	NEGATIVE PLEDGE

The Company undertakes to and covenants with the Bondholders that for so long as any of the Bonds remain outstanding (as defined in the Bond Instrument), the Company shall not create or permit to subsist any mortgage, charge, pledge, lien or other form of encumbrance or security interest upon the whole or any part of its or any of its Subsidiaries’ respective property, assets (including, without limitation, the benefit and/or rights to repayment and interest (if any) in respect of any loans made by any of the Company or any of the Subsidiaries to any person) or revenues, present or future, to secure any Relevant Debt (as defined below) or to secure any guarantee of or indemnity in respect of any debt unless, at the same time or prior thereto, the Company’s obligations under the Bonds and the Bond Instrument (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall not be materially less beneficial to the Bondholders or as shall be approved in writing by the Bondholders.

For the purposes of this Condition 3:

“Relevant Debt” means any present or future indebtedness (other than the Bonds and the Initial Bonds) of the Company or of any of its Subsidiaries.

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Provided that this Condition 3 shall not apply to any pledge or charge which is noted in the published financial statements of the Company for the year ended 31 December 2010.

4.	TRANSFERS OF BONDS AND ISSUE OF CERTIFICATES

(A)	Transfer

(a)
Subject to Condition 4(A)(c), the Bondholder shall only be permitted at any time to assign or transfer Bonds if (i) the Company has not in accordance with Condition 4(A)(b) redeemed (including paying the IRR Payment) the Bonds to be assigned or transferred before the Redemption Deadline (as defined in Condition 4(A)(b) below); (ii) the assignment or transfer is to a bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, excluding for this purpose any hedge fund which is engaged principally in the short-selling of equity securities; and (iii) the purchaser and/or transferee of the Bonds agrees to hold the Bonds purchased for at least 60 days after such purchase.

(b)
If a Bondholder (“Selling Bondholder”) wishes to assign or transfer Bonds, it shall first notify the Company in writing (“Sale Notice”) of the amount of the Bonds to be assigned or transferred (“Sale Bonds”) together with the name of the proposed assignee and/or transferee.  If (i) within 5 Business Days of the date of the Sale Notice (“Notification Deadline”), the Company shall not have notified the Selling Bondholder that it intends to redeem all the Sale Bonds in the manner contemplated in this Condition 4(A)(b) or (ii) with 5 Business Days of the Notification Deadline (“Redemption Deadline”) the Company shall not have redeemed in whole all of the Sale Bonds at a redemption amount which is calculated and paid in US$ and which is equal to the sum of (aa) the principal amount of the Sale Bonds; and (bb) a premium representing a 25% IRR per annum on such principal amount of the Sale Bonds from the date of issue of the Sale Bonds up to the time of receipt of such premium payment by the Bondholder concerned (and for this purpose “IRR” has the same meaning as that which it is assigned in the Investor Rights Deed), then on and from the Redemption Deadline the Bondholder may, subject to Condition 4(A)(a), freely assign or transfer the Sale Bonds at any time.

(c)	A Bondholder may freely assign or transfer any Bonds to any entity which Controls the Bondholder concerned or is under common Control with the Bondholder concerned.

(d)
The Bonds may be assigned or transferred in whole or in part (in whole multiples of US$1,000,000) of outstanding principal amount and the Company shall facilitate and bear the costs of any such assignment or transfer of the Bonds, including making any necessary applications to the OTCBB for any approval (if required).

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(B)	Transfer form

A transfer of the Bonds shall be effected by completing and signing, by both the transferor and the transferee under the hand of one of their officers duly authorised in writing or otherwise by a duly authorised person thereof, a form of transfer set out as Annexure I at the end of the Conditions which is available to be obtained at the Specified Office.

(C)	Registration

The Certificate must be delivered for registration during normal business hours (Monday to Friday, 9:00 a.m.  to 4:30 p.m.) at the Specified Office accompanied by (i) a duly executed transfer form (which is available at the Specified Office); (ii) in case of the execution of the transfer form on behalf of a corporation by its officers, the authority of that person or those persons to do so; and (iii) such other evidence (including legal opinions) as the Company may reasonably require if the transfer form is executed by some other person on behalf of the transferring Bondholder.  The Company shall, within ten (10) Business Days of receipt of such documents from the Bondholder, cancel the existing Certificate and issue a new Certificate in favour of the transferee or assignee as applicable.

(D)	Delivery of new Certificates

The Certificate to be issued upon a transfer of Bonds will, within ten (10) Business Days of receipt by the Company of the form of transfer accompanied by the documents referred to in Condition 4(C), be made available for personal collection by the holder entitled to the Bonds during normal business hours (Monday to Friday, 9:00 a.m.  to 4:30 p.m.) at the Specified Office and upon production of such identification papers as may be reasonably requested by the Company.

Where some but not all the amount of the Bonds in respect of which a Certificate is issued are to be transferred or converted, a new Certificate in respect of the Bonds not so transferred or converted will, within ten (10) Business Days of delivery of the original Certificate to the Company, be made available for collection by such holder during normal business hours (Monday to Friday, 9:00 a.m.  to 4:30 p.m.) at the Specified Office upon production of such identification papers as may be reasonably requested by the Company.

(E)	Formalities free of charge

Registration of transfer of Bonds will be effected without charge by or on behalf of the Company, but upon payment (or the giving of such indemnity as the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

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5.	PRINCIPAL AND INTEREST

The outstanding aggregate principal amount of the Bonds shall be repaid by the Company to the Bondholders at 12:00 noon Hong Kong time on the Maturity Date, to the bank account(s) nominated in writing by the Bondholders to the Company at least three (3) Business Days before such due time for payment. The Bonds do not bear any interest.

6.	CONVERSION

(A)	Conditions

Immediately after the issue of the Bonds, the Bondholder shall, subject to compliance with the procedures set out in the Conditions, have the right at any time during the Conversion Period to convert the whole or part of the outstanding principal amount of the Bonds registered in its name into Shares provided further that any conversion shall be made in amounts of not less than a whole multiple of US$50,000 on each conversion save that if at any time the aggregate outstanding principal amount of the Bonds is less than US$50,000, the whole (but not part only) of the outstanding principal amount of the Bonds may be converted.

The Bonds shall be mandatorily converted upon the occurrence of a Liquidity Event, in accordance with Condition 6(D)(ii) below.

(B)	Number of Conversion Shares

The number of Conversion Shares to be issued on each conversion will be determined by dividing the principal amount specified in the Conversion Notice by the Conversion Price applicable on the Conversion Date.  Fractions of Shares will not be issued on conversion and the amount representing such fraction will be retained by the Company and no payment will be made to the Bondholder in respect of such fraction, provided always that for the purpose of determining whether any (and if so what) fraction of a share arises, if the Conversion Right represented by a Certificate and any one or more other Certificates are exercised on the same Conversion Date by the Bondholder, then the Conversion Rights represented by the Bonds shall be aggregated.

(C)	Conversion Price

Subject to adjustments as hereafter described in this Condition 6(C), the Conversion Price for the Bonds shall be US$5.00 per Conversion Share.

The Bond Instrument contains detailed provisions relating to the adjustment of the Conversion Price.  The following is a summary of, and is subject to, the provisions of Clause 8 of the Bond Instrument:

(a)	The Conversion Price shall (except as otherwise mentioned in the following paragraphs of this Condition 6 (C)) be adjusted as provided in the Bond Instrument in each of the following cases:

(i)	an alteration of the nominal amount of the Shares by reason of any consolidation or subdivision;

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(ii)
an issue (other than in lieu of a cash dividend) by the Company of Shares credited as fully paid by way of capitalisation of profits or reserves (including any share premium account, contributed surplus account or capital redemption reserve fund);

(iii)	a Capital Distribution (as defined in the Bond Instrument) being made by the Company, whether on a reduction of capital or otherwise, to holders of the Shares in their capacity as such;

(iv)
an offer or grant being made by the Company to holders of Shares by way of rights or of options or warrants to subscribe for new Shares at a price which is less than 95 per cent. of the market price (calculation as provided in the Bond Instrument);

(v)
an issue wholly for cash being made by the Company of securities convertible into or exchangeable for or carrying rights of subscription for new Shares, if in any case the total Effective Consideration per Share (as defined in the Bond Instrument) initially receivable for such securities is less than 95 per cent. of the market price (calculation as provided in the Bond Instrument), or the terms of any such rights of conversion or exchange or subscription attached to any such securities being modified so that the said total Effective Consideration per Share initially receivable for such securities is less than 95 per cent. of the market price;

(vi)	an issue being made by the Company wholly for cash of Shares at a price per Share less than 95 per cent. of the market price (calculation as provided in the Bond Instrument);

(vii)
an issue being made by the Company of Shares for the acquisition of asset at a total Effective Consideration per Share (as defined in the Bond Instrument) less than 95 per cent. of the market price (calculation as provided in the Bond Instrument); and

(viii)
If and whenever (a) the Company shall issue for cash or for any other consideration any Shares or any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares; or (b) the Company or any subsidiary of the Company shall issue any securities which by their terms are convertible into or exchangeable for or carry rights of subscription for new Shares, and in each case the total Effective Consideration per Share receivable for such Shares or other securities is less than the Conversion Price which is in effect at the date of the announcement of the terms of issue of such Shares or other securities, the Conversion Price shall be adjusted by reducing it to the total Effective Consideration per Share initially receivable for such Shares or other securities. Such adjustment shall become effective on the date of the issue of such Shares or other securities.

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(b)
Except as mentioned in the following paragraphs of this Condition 6(C), no such adjustment as referred to in paragraphs (a)(ii) to (a)(viii) (inclusive) of this Condition 6(C) shall be made in respect of:

(i)
an issue of fully paid Shares upon the exercise of any conversion rights attached to securities convertible into Shares or upon the exercise of any rights (including any conversion of the Bonds or the Initial Bonds) to acquire Shares;

(ii)
an issue of Shares or other securities of the Company or any subsidiary of the Company wholly or partly convertible into, or carrying rights to acquire, Shares to officers or employees of the Company or any of its Subsidiaries pursuant to any employee or executive share scheme, which is permitted by the terms of the Investor Rights Deed;

(iii)
an issue by the Company or any subsidiary of the Company of securities wholly or partly convertible into or carrying rights to acquire Shares, in any such case in consideration or part consideration for the acquisition of any other securities, assets or business, which is permitted by the terms of the Investor Rights Deed;

(iv)
an issue of fully paid Shares by way of capitalisation of all or part of any subscription right reserve, or any similar reserve which has been or may be established pursuant to the terms of any securities wholly or partly convertible into or carrying rights to acquire Shares, which is permitted by the terms of the Investor Rights Deed;

(v)
an issue of Shares pursuant to a scrip dividend scheme where an amount not less than the nominal amount of the Shares so issued is capitalised and the market value (calculation as provided in the Bond Instrument) of such Shares is not more than 105 per cent.  of the amount of dividend which holders of the Shares could elect to or would otherwise receive in cash; or

(vi)
an issue of Shares pursuant to and for the purposes of any stock option plan adopted by the Company for the benefit of its existing and future key employees, which is permitted by the terms of the Investor Rights Deed.

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(c)
Notwithstanding the provisions referred to in paragraphs (a) and (b) of this Condition 6(C), in any circumstances where the directors of the Company or the Bondholder shall consider that an adjustment to the Conversion Price provided for under the said provisions should not be made or should be calculated on a different basis or that an adjustment to the Conversion Price should be made notwithstanding that no such adjustment is required under the said provisions or that an adjustment should take effect on a different date or with a different time from that provided for under the said provisions, the Company or the Bondholder may appoint an approved merchant bank or the auditors of the Company for the time being to consider whether for any reason whatever the adjustment to be made (or the absence of adjustment) would not fairly and appropriately reflect the relative interests of the persons affected thereby and, if such approved merchant bank or auditors of the Company for the time being shall consider this to be the case, the adjustment shall be modified or nullified or an adjustment made instead of no adjustment in such manner (including, without limitation, making an adjustment calculated on a different basis and/or the adjustment shall take effect from such other date and/or time) as shall be certified by such approved merchant bank or auditors of the Company for the time being to be in its opinion appropriate.

(d)
If the Company or any subsidiary of the Company shall in any way modify the rights attached to any share or loan capital so as wholly or partly to convert or make convertible such share or loan capital into, or attach thereto any rights to acquire, Shares, the Company shall appoint an approved merchant bank or the auditors of the Company for the time being to consider whether any adjustment to the Conversion Price is appropriate (and if such approved merchant bank or auditors of the Company for the time being (as the case may be) shall certify that any such adjustment is appropriate the Conversion Price shall be adjusted accordingly).

(e)
Any adjustment to the Conversion Price shall be made to the nearest one U.S. cent so that any amount under half a U.S. cent shall be rounded down and any amount of half a cent or more shall be rounded up.  No adjustment shall be made to the Conversion Price in any case in which the amount by which the same would be reduced would be less than the nominal value of a Share and any adjustment which would otherwise then be required shall not be carried forward.

(f)
Every adjustment to the Conversion Price will be certified by the auditors of the Company for the time being or an approved merchant bank and notice of each adjustment (giving the relevant particulars) will be given to the Bondholder.  Any such certificate(s) of the auditors of the Company for the time being or (as the case may be) of the relevant approved merchant bank will be available for inspection at the Specified Office.

(g)
If application of any of the provisions referred to in this Condition 6(C) would but for this paragraph (g) result in the Conversion Price being reduced so that on conversion Shares shall fall to be issued at a discount to their nominal value, then the Conversion Price shall be adjusted to an amount equal to the nominal value of one Share.

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(D)	Conversion Procedure

(i)
Conversion Notice: To exercise the Conversion Right attaching to the Bonds, the holder thereof must complete, execute and deposit either by personal delivery or by facsimile at its own expense during normal business hours (Monday to Friday, 9:00 a.m.  to 4:30 p.m.) at the Specified Office a notice of conversion (a “Conversion Notice”) in the form of Annexure II set out at the end of the Conditions (which is available at the Specified Office) together with the Certificate.  The Conversion Notice once given shall not be revocable.  In each case, compliance must be made by the Bondholder of all applicable exchange control, fiscal and other laws and regulations relating to the exercise of the Conversion Rights and the allotment and issue to it and the holding by it of the Conversion Shares.

Any calculation by the Company of the number of Conversion Shares falling to be issued on a conversion shall, in the absence of manifest error, be conclusive and binding on the Bondholder.

(ii)
Mandatory Conversion: The Conversion Right attaching to the all of the Bonds shall be deemed to have been exercised upon the completion of a Liquidity Event.  Each of the Bondholders shall be deemed to have delivered a Conversion Notice in accordance with Condition 6(D)(i) on the completion of the Liquidity Event.

(iii)
Conversion Date: in respect of an exercise of a Conversion Right, the conversion date (the “Conversion Date”) in respect of the Bonds will be deemed to be the Business Day immediately following the date of the surrender of the relevant Certificate and delivery of Conversion Notice therefor and, if applicable, any payment to be made or indemnity given under these Conditions in connection with the exercise of such Conversion Right provided that if such rights are exercised during a period when the register of holders of Shares is closed, the Conversion Date shall be the next following Business Day on which the register of holders of Shares is open.

(iv)	Stamp Duty etc.: The Company shall pay any capital, stamp and registration duties arising on the allotment and issue of the Conversion Shares.

(v)
Delivery of share certificates: As soon as practicable, and in any event not later than ten (10) Business Days after the Conversion Date, the Company shall register the Bondholder (or such other person(s) as it may direct in the Conversion Notice) as holder(s) of the relevant number of Shares in the Company’s share register and will be made available for personal collection by the holder of such Bonds during normal business hours (Monday to Friday, 9:00 a.m.  to 4:30 p.m.) at the Specified Office or send by post at the risk of the Bondholder to the address of the Bondholder in the Register a certificate (or certificates) for the relevant Shares in the name of the Bondholder or such other person(s) as it may direct in the Conversion Notice.

(vi)
Ranking of Shares: The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the date of allotment and issue of such Shares and accordingly shall entitle the holders to participate in all dividends or other distributions declared, paid or made on or after the relevant Conversion Date other than any dividend or other distribution previously declared or recommended or resolved to be paid or made if the record date therefor shall be on or before the relevant Conversion Date.  A holder of Shares issued on conversion of the Bonds shall not be entitled to any rights the record date for which precedes the relevant Conversion Date.

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(E)	Company’s Undertakings

The Company has given certain undertakings in the Bond Instrument that so long as any amount of the Bonds remain outstanding it will (a) maintain a quotation for all the issued Shares on the OTCBB, and (b) obtain and maintain a quotation or listing for all the Shares issued on the exercise of the Conversion Rights or NASDAQ, following a QIPO, and will forthwith give notice to the Bondholder of the de-quoting or de-listing of the Shares by the OTCBB or NASDAQ, where applicable.

(F)	Consolidation, Amalgamation or Merger

Subject to Condition 6(D)(ii), in the case of any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Bondholder of such event in accordance with Condition 13 and (subject to any restriction prescribed by law) cause the corporation resulting from such consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute an instrument supplemental to the Bond Instrument to ensure that the Bondholder will have the right (during the period in which such Bonds shall be convertible) to convert such Bonds into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation, merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of such Bonds immediately prior to such consolidation, amalgamation, merger, sale or transfer.  The above provisions of this Condition 6(F) will apply in the same way to any subsequent consolidations, amalgamations, mergers, sales or transfers.

7.	COVENANTS

7.1
The Company undertakes to and covenants with each of the Bondholders that it shall not use the net proceeds from the issue and sale of the Bonds issued and sold pursuant to this Bond Instrument, after deduction of the legal fees and other estimated expenses payable in connection with such issue, in any amount, for any purpose other than as specified below:

(i)	for the expansion of the Company’s and its subsidiaries’ distribution network within the PRC;

(ii)	for acquisitions of pharmaceutical companies in the PRC; and

(iii)	for general working capital purposes (including, but not limited to, capital expenditure).

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For the avoidance of doubt, none of the proceeds from the issue and sale of the Bonds shall be used directly or indirectly for a Prohibited Action (as defined in Condition 7.4 below).

7.2
The Individual Guarantor undertakes to and covenants with each of the Bondholders that he shall, at all times prior to the completion of a QIPO, continue to legally and beneficially own at least 13,145,000 issued Shares in the Company, free from any encumbrances (other than encumbrances created by means of the Share Charge).

7.3
The Individual Guarantor undertakes to and covenants with each of the Bondholders that he shall use his best endeavours to procure that the Company shall continue to legally and beneficially directly or indirectly own the entire issued share capitals of each of the following current subsidiaries of the Company, in each case free from any encumbrances:-

Global Pharm Enterprise Group Limited
Binomial BioPharm Group Limited
Hong Kong Wisdom Fortune Medicine Holding Group Limited
Anhui Xuelingxian Pharmaceutical Co., Ltd.
Tonghua Tongdetang Pharmaceutical & Medicinal Material Co., Ltd.
Shandong Global Pharm Co., Ltd.
Bozhou Xinghe Pharmaceutical Co., Ltd.
Tai’an Global Pharm Co., Ltd.
Zibo Global Pharm Co.
Anhui Sino-Green TCM Tech Development Co., Ltd.
Shandong Sino-Green TCM Tech Development Co., Ltd.
Quantum Magic Integrator Capital Co., Ltd.
Pacific Asia Pharm Investment Group Co., Ltd.

7.4
The Company undertakes to and covenants with each Bondholder that neither the Company or any directly or indirectly held subsidiary of the Company will (in each case a “Prohibited Action”) repay, rebate, defer, reduce in any manner or otherwise alter the terms of any loans which were made to it by any shareholder or director of any Group company, or any Associate of any of the foregoing, which loans were owed by any Group member as at 31 August 2011. For these purposes, “Associate” has the same meaning as that which it is assigned in the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited ("Listing Rules") (as if the Company was a listed issuer for the purposes of the Listing Rules).

8.	PAYMENTS

(A)	Method of payment

Any payment payable under the Bonds which would otherwise be due on a non-Business Day shall instead be due and payable on the immediately succeeding Business Day.  All payments due under these Conditions will be paid to the Bondholder as shown on the Register at the close of business on the due date for payment.  Payments will be made net of any applicable bank charges by transfer in Hong Kong dollars to the registered account of the Bondholder or by Hong Kong dollar cheque drawn on a bank in Hong Kong mailed at the risk of the Bondholder to the registered address of the Bondholder if it does not have a registered account.

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(B)	Registered Accounts and Addresses

For the purposes of this Condition, the Bondholder’s registered account means the US dollar account maintained by or on behalf of it with a bank in Hong Kong, details of which appear on the Register at the close of business on the Business Day before the due date for payment, and the Bondholder’s registered address means its address appearing on the Register at that time.

(C)	Fiscal Laws

All payments are subject in all cases to any applicable fiscal or other laws and regulations.  No commissions or expenses shall be charged to the Bondholder in respect of such payments.

(D)	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions will be given and, where payment is to be made by cheque, the cheque will be mailed, on the due date for payment.

9.	REDEMPTION AND CANCELLATION

(A)	Redemption

Any amount(s) of the Bonds which is converted or redeemed will forthwith be cancelled and the certificate(s) in respect of such amount(s) of the Bonds cancelled will be forwarded to or to the order of the Company and such Bonds may not be reissued or resold.

(B)	Redemption at the Option of the Bondholder

In the event that a QIPO has not been completed by the date (“Deadline Date”) falling nine (9) months from the date of this Bond Instrument, within ten Business Days from receiving a written instruction to redeem the Bonds after the Deadline Date, from and at the option of the Bondholder, the Company shall be required to redeem the Bonds in whole in favour of the Bondholder(s) at a redemption amount which is calculated and payable in US$ and which is equal to the sum of (i) the whole principal amount of all of the Bonds; and (ii) a premium representing a 25% IRR per annum from the date of issue of the Bonds up to the time of receipt by all of the Bondholders of such premium payment, calculated based on the aggregate principal amount of the Bonds originally issued.  For this purpose, “IRR” has the same meaning as that which it is assigned in the Investor Rights Deed.

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(C)	Any amount(s) of the Bonds which remain(s) outstanding on the Maturity Date shall be redeemed on the Maturity Date at its then outstanding principal amount.

(D)	No Bond may, save as is expressly provided in this Bond Instrument and in particular in Conditions 9(B) and 14, be redeemed by the Company earlier than the Maturity Date.

10.	TAXATION

10.1
All payments of principal and interest in respect of the Bonds or under the Guarantee by or on behalf of the Company or, as the case may be, the Guarantors shall be made free and clear of, and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed under any applicable law of any country, including any present or future stamp or documentary taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein or the PRC in connection with the issuance, transfer or conversion of the Bonds, and withholding taxes imposed by the United States, any state, commonwealth, protectorate territory or any political subdivision or taxing authority thereof or therein or the PRC, unless the applicable Guarantor is required to withhold or deduct any amounts for, or on account of, pursuant to any applicable law.

10.2
If the Company or any Guarantor shall be required to withhold or deduct any amount from or in respect of any sum payable hereunder to the Bondholder, (i) the sum payable shall be increased by the amount by which the sum payable would otherwise have to be increased (the “tax make-whole amount”) to ensure that after making all required withholdings and deductions (including deductions applicable to the tax make-whole amount), the Bondholder would receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or any such Guarantor (as applicable) shall make such deductions and (iii) the Company or any such Guarantor (as applicable) shall pay the full amount withheld or deducted to the relevant governmental authority within the time required.

10.3
The Bondholder (or its successor or permitted assigns) hereby agrees to provide to the Company two properly completed and executed copies of the certificates and/or U.S. Treasury Forms that are required for the Company to determine whether or to what extent United States federal income withholding taxes apply to payments to the Bondholder (or its successor or permitted assign) hereunder.

10.4
Any reference in these Conditions to principal shall be deemed to include any tax make-whole amounts in respect of principal which may be payable under this Condition 10 (Taxation) or any undertaking given in addition to or in substitution of this Condition 10 (Taxation) pursuant to the Bond Instrument.

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11.	RESTRICTED HOLDERS

No Conversion Rights represented by the Bonds may be exercised by any person who is a Restricted Holder (as hereinafter defined), and the exercise of any Conversion Rights by the Bondholder shall constitute a confirmation, representation and warranty by the Bondholder to the Company that the Bondholder is not a Restricted Holder and that all necessary governmental, regulatory or other consents or approvals and all formalities have been obtained and observed by the Bondholder to enable it to exercise legally and validly the relevant Conversion Rights, to hold (or, if applicable, to have such person(s) as it may nominate in the Conversion Notice hold) the Conversion Shares allotted and issued upon exercise of the Conversion Rights and the Company to legally and validly allot the Conversion Shares.  For the purposes of this Condition, a “Restricted Holder” means a Bondholder (or, if applicable, such person(s) as it may nominate in the Conversion Notice to whom the Shares arising on conversion are to be issued) who is a resident or national of any jurisdiction other than Hong Kong under the laws and regulations of which an exercise of Conversion Rights by such Bondholder in the manner provided in the Conversion Notice and the Conditions or the performance by the Company of the obligations expressed to be assumed by it under the Bonds Instrument or these Conditions or the allotment and issue and holding of the Conversion Shares cannot be carried out lawfully or cannot be carried out lawfully without the Company first having to take certain actions in such jurisdiction.

12.	REPLACEMENT OF CERTIFICATES

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the Company upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Company may reasonably require and on payment of such fee not exceeding US$10.00 as the Company may determine.  Mutilated or defaced Certificates must be surrendered before replacements will be issued.

13.	NOTICES

(A)
The Bondholder shall register with the Company an address either in Hong Kong or elsewhere to which notices may be sent and if the Bondholder shall fail to do so, notice may be given to the Bondholder by sending the same in any of the manners hereinafter mentioned to his last known place of business or residence or, if there be none, by posting up the same for three days at the Specified Office for the time being of the Company.

(B)	A notice shall be given by personal delivery, prepaid registered mail (registered airmail in the case of an overseas address to where airmail service is available).

(C)
Notices sent by personal delivery or prepaid registered mail or the posting of the same at the Specified Office as provided by paragraph (A) of this Condition shall be deemed to have been served on the first day after such delivery or the deposit of the letter with postal authorities or in a postbox or, as the case may be, the first day after the first posting up of such notice.

(D)	All notices to the Bondholder shall be validly given if mailed to them at its address in the Register.

(E)
Any communication to the Company shall be by letter delivered personally or by facsimile transmission to it at Hong Kong, fax no. (+852) __________, Attention: Company Secretary (or such other number as shall be notified in writing by the Company to the Bondholder).  Any such communication will take effect, in the case of delivery, at the time of delivery or, in the case of facsimile transmission, at the time of despatch.

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14.	EVENTS OF DEFAULT

Any Bondholder may give notice to the Company that the Bonds are immediately due andrepayable if:

(i)
Payment default: a default is made in the re-payment of principal and the payment of any premium in respect of any of the Bonds when and as the same ought to be re-paid or paid in accordance with the Conditions; or

(ii)
Other default: a default is made by any of the Obligors in the performance or observance of any obligation, covenant, condition or provision contained in any of the Finance Documents and on its part to be performed or observed (other than the covenant to pay the principal or premium (if any) in respect of any of the Bonds and such default continues for the period of 10 days next following the service by any Bondholder on the Company of notice specifying brief details of such default and requiring such default to be remedied; or

(iii)
Dissolution of the Company and Disposals: a resolution is passed or an order of a court of competent jurisdiction is made that the Company be or any Material Subsidiary wound up or dissolved or the Company or any Material Subsidiary disposes of all or substantially all of its assets, otherwise, in any such case, than for the purposes of or pursuant to and followed by a consolidation, amalgamation, merger or reorganisation, the terms of which shall have previously been approved in writing by an Ordinary Resolution of Bondholders; or

(iv)
Key Man Event: Mr Yin Yun-lu ceases to serve as Chairman of the Company and each of the Corporate Guarantors in the full time management of the Company and the Corporate Guarantors and their respective businesses or he ceases to hold the powers and duties customarily associated with such role (which powers and duties shall not be less than the powers and duties customarily associated with such role as at the date of this Bond Instrument) or he is the subject of any police, government or regulatory investigation or legal proceedings which relate to any anti-corruption or anti-bribery laws or regulations anywhere in the world; or

(v)
Distress etc.: a distress, execution or seizure before judgment is levied or enforced upon or sued out against a material part of the property of the Company or of any Material Subsidiary; and is not discharged within 10 Business Days thereof; or

(vi)
Bankruptcy: the Company or any Material Subsidiary is unable to pay its debts as and when they fall due or the Company shall initiate or consent to proceedings relating to itself under any applicable bankruptcy, reorganisation or insolvency law or make an assignment for the benefit of, or enter into any composition with, its creditors; or

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(vii)
Bankruptcy proceedings: proceedings shall have been initiated against the Company or any Material Subsidiary under any applicable bankruptcy, reorganisation or insolvency law and such proceedings shall not have been discharged or stayed within a period of 21 days; or

(viii)
Unsatisfied judgment:  one or more judgment(s) or order(s) from which no further appeal or judicial review is permissible for the payment of money is rendered against the Company or any Material Subsidiary in an amount in excess of US$1,000,000 (or its equivalent in any other currency or currencies) and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; or

(ix)
Security enforced:  a secured party or other encumbrancer takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Company or any Material Subsidiary and such action or appointment is not discharged within 21 days of its occurrence; or

(x)
Government intervention:  (i) all or a substantial part of the assets of the Company or any Material Subsidiary is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or (ii) the Company or any Material Subsidiary is prevented by any such person from exercising normal control over all or a substantial part of its property; or

(xi)
Analogous event:  any event occurs which under any applicable laws has an analogous effect to any of the events referred to in paragraphs (ix) (Unsatisfied judgment) to (xi) (Government intervention) above; or

(xii)	Unlawfulness: it becomes unlawful for any of the Obligors to perform or comply with any of their respective obligations under or in respect of the Finance Documents;

(xiii)	Guarantee: the Guarantee is not (or is claimed by any Guarantor not to be) or the Individual Guarantee is not (or is claimed by the Individual Guarantor not to be) in full force and effect;

(xiv)
Forced removal of the Bondholder Director or Observer: the removal without the prior written consent of the Bondholder, of the Bondholder Director or Observer from the Board appointed in accordance with the Investor Rights Deed, except for a reason for which under the Investor Rights Deed the Company may undertake such removal; or

(xv)
VIE issues: the variable interest enterprise arrangement between Guangzhou Hairui Xiexin Investment Consulting Co., Ltd. and Guangdong Guo Yao Pharmaceutical Franchises Co., Ltd. is or will be rescinded or otherwise terminated for any reason (other than any reorganisation where the Company retains the full benefit of and control over the VIE’s business).

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Upon any such notice being given to the Company, the Bonds will immediately become due and repayable at their principal amount together with default interest in the amount calculated at the rate of 3% per annum, compounded semi-annually, on the principal amount of the Bonds from the date of such notice to the date (after as well as before judgment) on which full payment of all amounts payable under this Condition 14 is made in accordance with the provisions of the Bond Instrument.

In this Condition 14:

The terms “Bondholder”, “Bondholder Director” and “Observer” shall have the meanings assigned to them in the Investor Rights Deed.

“Board” means the board(s) of directors of the Company from time to time.

“Material Subsidiary” means any Subsidiary of the Company, the profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, of which is 10 per cent. or more of the consolidated profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, of the Company and its Subsidiaries, and for this purpose the calculation of profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, shall:

(i)	be made in accordance with US GAAP;

(ii)
in the case of a company which itself has Subsidiaries, be made by using the consolidated profit from ordinary activities before interest, goodwill, amortisation, taxation and exceptional items, or gross assets, as the case may be, of it and its Subsidiaries; and

(iii)	be made by reference to the latest available annual financial statements of the relevant Subsidiary and the Group; and

“Subsidiary” means, in relation to any person or entity (the “first Person”) at any particular time, any other entity or person (the “second Person”) in which the first Person owns directly or indirectly more than 50 per cent. of its voting securities.

15.	MEETINGS OF BONDHOLDERS, MODIFICATION AND WAIVER

(A)	Meetings

The Bond Instrument contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Ordinary Resolution of a modification of the Bonds or the provisions of the Bond Instrument.  The quorum at any such meeting for passing an Ordinary Resolution will be two or more persons holding or representing at least 10 per cent.  in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, two or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented.  An Ordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting.  The Bond Instrument provides that a written resolution signed by or on behalf of a holder or the holders of not less than 50 per cent.  of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Ordinary Resolution.

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(B)         Modifications and Waivers

Modifications to the Bond Instrument may be effected only by deed poll, executed by the Company and expressed to be supplemental to the Bond Instrument, and only if it shall first have been sanctioned by our Ordinary Resolution of the Bondholders.

(C)         Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification or waiver) the Company shall have regard to the interests of the Bondholders as a class and shall not have regard to the consequences of such exercise for individual Bondholders and the Company shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Company any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders.

16.         GOVERNING LAW AND JURISDICTION

The Bonds and the Bond Instrument are governed by, and shall be construed in accordance with the laws of Hong Kong.  Any disputes arising out of the Bonds and the Bond Instrument, whether in tort, contract, under statute or otherwise, including any question regarding the existence, validity, interpretation, breach or termination of this Bond Instrument, shall be finally resolved by arbitration under the Hong Kong International Arbitration Centre Administered Arbitration Rules in force as at the date of this Bond Instrument (the “Rules”), which Rules are deemed to be incorporated by reference into the Bonds and the Bond Instrument, as amended therein.

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ANNEXURE I

FORM OF TRANSFER

The undersigned hereby transfers to:
__________________________________________________________

__________________________________________________________
(Please print or typewrite name and address of transferee)

US$___________ principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account:

Name of bank:

US$ account number:

For the account of:

Date:

Transferor’s name:

Transferor’s signature:

Transferor’s witness:

Transferee’s name:

Transferee’s signature:

Transferee’s witness:

Name and title of the Company representative:

Signature of Company representative:

Company’s witness:

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Notes:

(i)	The Bonds are transferable at any time subject to Condition 4(A). Any transfer shall be made in compliance with the requirements of Condition 4 as stated in the overleaf of the Certificate.

(ii)	A representative of the Bondholder should state the capacity in which he/she/it signs, e.g. director.

(iii)
The signature of the person effecting a transfer shall conform to any list of authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Company may require.

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ANNEXURE II

CONVERSION NOTICE

(To be executed and lodged with the Company to exercise the
Conversion Rights represented by this Certificate)

To: GLOBAL PHARM HOLDINGS GROUP, INC. (“Company”)

The undersigned, being the duly registered holder of the Bonds represented by this Certificate:

(A)
hereby irrevocably elect(s) to exercise the Conversion Rights on ______________________ (Note (i)) (being the Conversion Date) to the extent of US$________________ / all of the principal amount represented by this Certificate (Note (ii)) and to convert such amount for the relevant number of Shares in the capital of the Company at the Conversion Price, and agree(s) to accept such Shares on the terms of the Memorandum and Articles of Association of the Company;

(B)	agree(s) that the Conversion Price applicable on the Conversion Date shall be determined by the Company in accordance with the Bonds Instrument and the Conditions;

(C)	request(s) that:

(i)
certificate(s) for such Shares be issued in the name(s) of the person(s) stated below or, if no name and address are stated below, the person(s) whose name(s) stand(s) on the Register as the Bondholder represented by this Certificate (Note (iii));

Name : (in block capitals) __________________________________________________________

Address: ________________________________________________________________________

(ii)	such certificate be sent by post at the risk of the Bondholder to the address stated above or, if no such address is stated, to the address of the Bondholder (Note (iv)).

Dated

Signature(s)	(1)	(2)

	(3)	(4)

NOTES:

(i)	The Conversion Date shall be the Business Day immediately following the date of the surrender of the relevant Certificate and delivery of the Conversion Notice.

(ii)
If the Bonds represented by this Certificate is only exercised in part, the amount inserted in paragraph (A) of this Conversion Notice must be a whole multiple of US$50,000, unless the outstanding principal amount of the Bonds are less than US$50,000.  If no amount is inserted, the relevant Conversion Rights will be deemed to have been exercised in respect of the entire principal amount represented by this Certificate.

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(iii)	Bondholder who wishes to collect from the Specified Office his Share certificate may only do so by prior arrangement with the Company.

(iv)
An exercise of any Conversion Rights represented by this Certificate constitutes under the Conditions a representation to and warranty in favour of the Company by the Bondholder that it (or, if applicable, such person(s) as it may nominate in the Conversion Notice to whom the relevant Shares are to be issued) is not a Restricted Holder, which for this purpose means the Bondholder (or, if applicable, any such nominee(s) of the Bondholder as aforesaid) who is a resident or national of any jurisdiction (other than Hong Kong) under the laws and regulations of which it may not lawfully exercise the Conversion Rights represented by this Certificate in the manner provided in the Conversion Notice and the Conditions or the Company cannot lawfully perform the obligations expressed to be assumed by it under the Bond Instrument or the Conditions or the allotment and issue and holding of the Conversion Shares cannot be carried out lawfully or cannot be carried out lawfully without the Company first having to take certain actions in such jurisdiction.  In exercising the Conversion Rights represented by this Certificate, compliance must be made by the Bondholder with all applicable exchange control, fiscal and other laws and regulations relating to such exercise and the allotment and issue to it and the holding by it of the Conversion Shares.

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ANNEXURE III

PROVISIONS FOR MEETINGS OF BONDHOLDERS

1.
The Company at any time may, and upon a request in writing of Bondholders holding not less than one-tenth in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders.  Every such meeting shall be held at such time and place as the Directors of the Company may reasonably approve.

2.
Subject to paragraph 17 below, at least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders.  The accidental omission to any notice to any of the Bondholders shall not invalidate the proceedings at any meeting.

3.
A person (who may, but need not, be a Bondholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Bondholders present shall choose one of their number to be chairman, failing which the Company may appoint a chairman.  The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

4.
At any such meeting any two or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-tenth in principal amount of the Bonds for the time being outstanding shall form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business.

5.
If within 30 minutes from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Bondholders, be dissolved.  In any other case it shall stand adjourned for such period, not being less than 8 days nor more than 28 days, and to such place, as may be decided by the chairman.  At such adjourned meeting two or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

6.
The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7.
At least 7 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting.  It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

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8.
Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative.

9.
At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Company or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.
If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll.  The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11.	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12.
The Company (through its representatives) and financial and legal advisers may attend and speak at any meeting of Bondholders.  No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or is a proxy or a representative.

13.
At any meeting on a show of hands every person who is present in person and who produces a Bond or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each US$50,000 in principal amount of the Bond so produced or in respect of which he is a proxy or a representative.  Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14.	A Bondholder is entitled to appoint another person as his proxy to attend and vote instead of him. A proxy need not be a Bondholder.

15.
A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Bond Instrument, have power exercisable by Ordinary Resolution:

(a)
to sanction any proposal by the Company for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Company or against any of its property whether such rights shall arise under this Bond Instrument or otherwise;

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(b)
to sanction any scheme or proposal by the Company for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Company or any other body corporate formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash;

(c)	to assent to any modification of this Bond Instrument or the Bonds which shall be proposed by the Company;

(d)	to authorise anyone to concur in and do all such things as may be necessary to carry out and give effect to any Ordinary Resolution;

(e)	to give any authority, discretion or sanction which under this Bond Instrument or the Bonds are required to be given by Ordinary Resolution;

(f)
to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committee any powers or discretions which the Bondholders could themselves exercise by Ordinary Resolution;

(g)	to approve the substitution of any entity for any liability in respect of any act or omission for which it may become responsible under this Bond Instrument or the Bonds;

(h)	to (subject to the Company’s prior written consent to the same) make any modification to the provisions contained in this Bond Instrument or the Bonds which would have the effect of:

(i)	changing the maturity of the Bonds; or

(ii)	modifying the status and conversion terms of the Bonds; or

(iii)	reducing or cancelling the principal amount of, or other amounts in respect of, the Bonds; or

(iv)	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Bondholders or the majority required to pass an Ordinary Resolution; or

(v)	changing the currency of payment of the Bonds; or

(vi)	to sanction any compromise or arrangement proposed to be made between the Company and the Bondholders or any of them; or

(vii)	to discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under this Bond Instrument or the Conditions; or

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(viii)	amending this proviso,

16.
An Ordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Bond Instrument shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly.  The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

17.
The expression Ordinary Resolution means a resolution passed at a meeting of Bondholders duly convened and held in accordance with these provisions by a majority consisting of not less than half of the votes cast.  A written resolution signed by or on behalf of a holder or the holders of not less than 50 per cent.  of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Ordinary Resolution.

18.
Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Company and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

19.
Subject to all other provisions contained in this Bond Instrument the Company may without the consent of the Bondholders prescribe such further regulations regarding the holding of the meetings of Bondholders and attendance and voting at them as the Company may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Directors of the Company think reasonable so as to satisfy themselves that persons who purport to requisition a meeting in accordance with paragraph 1 are, in fact, Bondholders, their proxies or representatives.

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EXECUTION

Executed by GLOBAL PHARM HOLDINGS GROUP, INC. in accordance with its bye-laws in the presence of:
Signature of authorised person

Office held

Name of authorised person (block letters)

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EXECUTION

THE COMMON SEAL of BIONMIAL BIOPHARM GROUP LIMITED is affixed in accordance with its articles of association in the presence of:
Signature of authorised person

Office held

Name of authorised person (block letters)

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EXECUTION

THE COMMON SEAL of HONG KONG WISDOM FORTUNE MEDICINE HOLDING GROUP LIMITED is affixed in accordance with its articles of association in the presence of:
Signature of authorised person

Office held

Name of authorised person (block letters)

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EXECUTION

THE COMMON SEAL of HONG KONG CELESTIAL ASIA PHARMACEUTICAL INVESTMENT GROUP LIMITED is affixed in accordance with its articles of association in the presence of:
Signature of authorised person

Office held

Name of authorised person (block letters)

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EXECUTION

THE COMMON SEAL of HONG KONG RICH FORTUNE CHAIN DRUGSTORES ASSETS MANAGEMENT CO., LIMITED is affixed in accordance with its articles of association in the presence of:
Signature of authorised person

Office held

Name of authorised person (block letters)

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EXECUTION

The Individual Guarantor

SIGNED, SEALED and DELIVERED	)
as a DEED by	)
YIN YUN-LU	)

in the presence of:

Signature of witness:

Name of witness:

Address of witness:

Telephone:

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